                                                                     EXHIBIT 2.1

================================================================================



                            ASSET PURCHASE AGREEMENT





                                  BY AND AMONG


                          GVG/TMS ACQUISITION SUB, INC.
                                   ("BUYER"),


                          TRASE MILLER SOLUTIONS, INC.
                                 (THE "COMPANY")

                                       AND

                                 JAMES F. MILLER
                                   ("MILLER")



                               DATED JUNE 1, 1999
================================================================================

                                TABLE OF CONTENTS

                                                                                                                    PAGE
ARTICLE I   DEFINITIONS..............................................................................................2
   1.1 Definitions...................................................................................................2

ARTICLE II  AGREEMENT OF PURCHASE AND SALE; CLOSING..................................................................9
   2.1 Purchased Assets..............................................................................................9
           (a) Cash and Cash Equivalents.............................................................................9
           (b) Deposits and Accounts Receivable......................................................................9
           (c) Real Property.........................................................................................9
           (d) Business, Equipment and Supplies......................................................................9
           (e) Contracts and Other Agreements Relating to the Business...............................................10
           (f) Books, Records, Lists and Other Data..................................................................10
           (g) Employment Agreements and Employee Relationships......................................................10
           (h) Licenses, Permits.....................................................................................10
           (i) Prepayments...........................................................................................10
           (j) Intellectual Property.................................................................................10
           (k) General Intangibles...................................................................................11
           (l) Other Assets..........................................................................................11
   2.2 Assumed Liabilities...........................................................................................11
   2.3 Excluded Liabilities..........................................................................................11
           (a) Liabilities Under This Agreement......................................................................11
           (b) Taxes.................................................................................................11
           (c) Breach of Contract....................................................................................12
           (d) Fees..................................................................................................12
           (e) Employee Plans........................................................................................12
           (f) Insurable Loss........................................................................................12
           (g) COBRA.................................................................................................12
           (h) Funded Indebtedness...................................................................................12
           (i) Discontinued Operations...............................................................................12
           (j) Litigation............................................................................................12
   2.4 Title to the Purchased Assets:  Documents of Conveyance.......................................................13
   2.5 [Reserved]....................................................................................................13
   2.6 Purchase Price................................................................................................13
           (a) Purchase Price Credits................................................................................13
           (b) Initial Payment.......................................................................................13
           (c) Escrow Holdback.......................................................................................13
   2.7 Closing.......................................................................................................14
   2.8 Escrow Arrangements...........................................................................................14
   2.9 Post-Closing AA Review........................................................................................14
   2.10 Post-Closing Net Worth Adjustment to Remaining Purchase Price................................................15
           (a) 3/31/98 Balance Sheet Adjustments.....................................................................15

                           TABLE OF CONTENTS (Con't)

                                                                                                                    PAGE
          (b) Closing Date Balance Sheet Adjustments.................................................................15
          (c) Payment of Adjustments.................................................................................15

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE
   COMPANY AND MILLER................................................................................................16
   3.1 Due Organization..............................................................................................16
   3.2 Subsidiaries..................................................................................................16
   3.3 Due Authorization.............................................................................................16
   3.4 Financial Statements; Funded Indebtedness; Letters of Credit;
          Undisclosed Liabilities....................................................................................17
          (a) Financial Statements...................................................................................17
          (b) Funded Indebtedness....................................................................................17
          (d) Letters of Credit......................................................................................17
          (e) Undisclosed Liabilities................................................................................18
   3.5 Certain Actions...............................................................................................18
   3.6 Properties....................................................................................................19
   3.7 Licenses and Permits..........................................................................................19
   3.8 Intellectual Property.........................................................................................20
          (a) Ownership..............................................................................................20
          (b) System and Software Performance........................................................................20
          (c) System and Software Capacity...........................................................................21
          (d) Documentation..........................................................................................21
          (e) Prior Transfers........................................................................................21
   3.9 Compliance with Laws..........................................................................................22
   3.10 Insurance....................................................................................................22
   3.11 Employee Benefit Plans.......................................................................................22
          (a) Employee Welfare Benefit Plans.........................................................................22
          (b) Employee Pension Benefit Plans.........................................................................23
          (c) Employment and Non-Tax Qualified Deferred Compensation
                 Arrangements........................................................................................23
   3.12 Contracts and Agreements.....................................................................................23
   3.13 Claims and Proceedings.......................................................................................24
   3.14 Taxes........................................................................................................24
   3.15 Personne1....................................................................................................25
   3.16 Business Relations...........................................................................................26
   3.17 Accounts Receivable..........................................................................................26
   3.18 Bank Accounts................................................................................................26
   3.19 Brokers......................................................................................................26
   3.20 Affiliated Transactions......................................................................................26
   3.21 Year 2000....................................................................................................27
   3.22 Information Furnished........................................................................................27
   3.23 ARC Compliance...............................................................................................27

                           TABLE OF CONTENTS (Con't)

                                                                                                                    PAGE
ARTICLE IV   BUYER'S REPRESENTATIONS AND WARRANTIES..................................................................27
   4.1 Buyer's Representations and Warranties........................................................................27
          (a) Due Organization.......................................................................................27
          (b) Due Authorization......................................................................................28
          (c) No Broker..............................................................................................28
   4.2 GVG's Representations and Warranties..........................................................................28
          (a) Due Organization.......................................................................................28
          (b) Due Authorization......................................................................................28
          (c) No Broker..............................................................................................29

ARTICLE V COVENANTS..................................................................................................29
   5.1 Consents of Others............................................................................................29
   5.2 The Company's Efforts.........................................................................................29
   5.3 Powers of Attorney............................................................................................29
   5.4 Conduct of Business Pending Closing...........................................................................29
   5.5 Access to Records Before Closing..............................................................................30

ARTICLE VI POST-CLOSING COVENANTS....................................................................................30
   6.1 General.......................................................................................................30
   6.2 Transition....................................................................................................31
   6.3 Confidentiality...............................................................................................31
   6.4 Covenant Not to Compete.......................................................................................31
   6.5 Litigation Support............................................................................................32
   6.6 Assignment of Contracts.......................................................................................32
          (a) General................................................................................................32
          (b) Trase Miller Teleservices, Inc.........................................................................33
   6.7 Change of Name................................................................................................33
   6.8 Audits........................................................................................................33
   6.9 Related Transactions..........................................................................................33
   6.10 ARC Consent..................................................................................................33
   6.11 Tax Sharing Arrangement......................................................................................33

ARTICLE VII  CONDITIONS TO OBLIGATIONS OF PARTIES TO CONSUMMATE
   CLOSING...........................................................................................................34
   7.1 Conditions to Buyer's Obligations.............................................................................34
          (a) Covenants, Representations and Warranties..............................................................34
          (b) Consents...............................................................................................35
          (c) Discharge of Indebtedness and Liens....................................................................35
          (d) Transfer Taxes.........................................................................................35
          (e) [Reserved].............................................................................................35
          (f) Documents to be Delivered by Miller and the Company....................................................35
                 (i) Conveyance Documents............................................................................35
                 (ii) Opinion of Counsel to the Company and Miller...................................................35

                           TABLE OF CONTENTS (Con't)

                                                                                                                    PAGE
                 (iii) Certificates..................................................................................36
                 (iv) Escrow Agreement...............................................................................36
                 (v) Termination of Employment Agreements............................................................36
                 (vi) Compliance and Non Disclosure Agreements.......................................................36
                 (vii) UCC Matters...................................................................................36
                 (viii) Release......................................................................................36
                 (ix) Transition Services Agreement..................................................................36
                 (x) Change of the Company's Name....................................................................37
                 (xi) Wire Instructions..............................................................................37
          (g) Source Code............................................................................................37
   7.2 Conditions to Miller's and the Company's Obligations..........................................................37
          (a) Covenants, Representations and Warranties..............................................................37
          (b) Consents...............................................................................................37
          (c) Escrow Agent...........................................................................................37
          (d) Assignment and Assumption Agreement....................................................................37
          (e) Resolutions and Consents...............................................................................38
          (f) Payments to the Company................................................................................38
          (g) Transition Services Agreement..........................................................................38
   7.3 Waiver........................................................................................................38

ARTICLE VIII INDEMNIFICATION.........................................................................................38
   8.1 Indemnification of Buyer......................................................................................38
   8.2 Defense of Third Party Claims.................................................................................38
   8.3 Procedure for Claims..........................................................................................39
          (a) Escrow Claims..........................................................................................39
          (b) Other Claims...........................................................................................39
   8.4 Tax Audits, Etc...............................................................................................40
   8.5 Indemnification of the Company and Miller.....................................................................40
          (a) Buyer's Indemnification................................................................................40
          (b) GVG's Indemnification..................................................................................40
   8.6 Limits on Indemnification.....................................................................................41

ARTICLE IX TERMINATION...............................................................................................41
   9.1 Termination...................................................................................................41
   9.2 Effect of Termination.........................................................................................42

ARTICLE X MISCELLANEOUS..............................................................................................42
   10.1 Modifications; Waivers.......................................................................................42
   10.2 Notices......................................................................................................42
   10.3 Counterparts; Facsimile Transmission.........................................................................44
   10.4 Expenses.....................................................................................................44
   10.5 Binding Effect; Assignment...................................................................................44
   10.6 Entire and Sole Agreement....................................................................................44

                           TABLE OF CONTENTS (Con't)

                                                                                                                    PAGE
   10.7 Governing Law................................................................................................44
   10.8 Survival of Representations, Warranties and Covenants........................................................44
   10.9 DISPUTE RESOLUTION...........................................................................................45
   10.10 Invalid Provisions..........................................................................................45
   10.11 Public Announcements........................................................................................45
   10.12 Remedies Cumulative.........................................................................................45
   10.13 Third Parties...............................................................................................46
   10.14 GVG Support.................................................................................................46

LIST OF EXHIBITS

Exhibit A         Assignment and Assumption Agreement
Exhibit A-1       Assignment of Trademarks
Exhibit B         Form of Escrow Agreement
Exhibit C         Form of Opinion of Cowan & Minetz
Exhibit D         Form of Company's and Stockholder's Officer's Certificate
Exhibit E         Form of Compliance Agreement
Exhibit F         Form of Non-Disclosure Agreement
Exhibit G         Form of Release
Exhibit H         Form of Transition Services Agreement
Exhibit I         The Company's Accounts and Wire Transfer Instructions
Exhibit J         Articles (J-1) and Bylaws J-2)
Exhibit K         List Properties
Exhibit L         List of Licenses and Permits
Exhibit M         List of Intellectual Property
Exhibit N         List of Insurance
Exhibit O         Employee Plans
Exhibit P         List of Contracts
Exhibit Q         List of Personnel
Exhibit R         List of Bank Accounts
Exhibit S         Preliminary 3/31/98 Balance Sheets
Exhibit T-1       Preliminary Closing Date Balance Sheet
Exhibit T-2       Income Statement


LIST OF SCHEDULES

Disclosure Schedules

                            ASSET PURCHASE AGREEMENT

       THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of June 1, 1999, by and among GVG/TMS ACQUISITION SUB, INC. ("BUYER"), a Delaware corporation and a wholly-owned subsidiary of GLOBAL VACATION GROUP, INC., a New York corporation ("GVG"), TRASE MILLER SOLUTIONS, INC., a Delaware corporation (the "COMPANY"), and JAMES F. MILLER ("MILLER").

                                    RECITALS

       A. GVG, its wholly-owned subsidiary, MTI Vacations, Inc., a Delaware corporation formerly known as GVGAC No. 1, Inc. ("NEW MTI"), and JFM, Inc., a Delaware corporation formerly known as MTI Vacations, Inc. ("OLD MTI"), entered into and consummated an Asset Purchase Agreement dated April 30, 1998 (the "PURCHASE AGREEMENT"), pursuant to which New MTI purchased certain assets from Old MTI (the "MTI ACQUISITION");

       B. In connection with the MTI Acquisition, Old MTI retained certain businesses and assets, including certain intellectual property and other management information service-related assets which were defined in the Purchase Agreement as "SELLER'S MIS ASSETS;"

       C. Contemporaneously with the consummation of the MTI Acquisition, Old MTI transferred and/or licensed those same Seller's MIS Assets to the Company, and the Company and New MTI then entered into a MIS Services Agreement dated April 30, 1998 (the "MIS SERVICES AGREEMENT") pursuant to which the Company (i) agreed to continue to provide certain management information systems and services to New MTI and (ii) granted to New MTI an option to acquire all of the issued and outstanding capital stock of the Company (the "SHARES");;

       D. Pursuant to a letter agreement dated August 14, 1998 (the "8/14/98 AGREEMENT"), as amended by that letter agreement dated as of April 30, 1999 (the "AMENDED 8/14/98 AGREEMENT") the Company, Miller, New MTI and GVG agreed to (i) expand the outsourcing under the MIS Services Agreement to cover the potential migration of all of GVG's wholesale travel sales businesses (the MIS Service Agreement, as so modified by the Amended 8/14/98 Agreement, shall be hereafter referred to as the "AMENDED MIS SERVICES AGREEMENT") and (ii) modify New MTI's option to acquire the Company by providing GVG (or a wholly-owned subsidiary of GVG such as Buyer) with an extended period in which such option could be exercised pursuant to terms set forth in the Amended 8/14/98 Agreement;

       E. Miller owns 95.4% of the Shares;

       F. The Company owns and leases certain assets, real and personal, tangible and intangible, which are used in the conduct of the Company's business;

       G. Buyer has exercised the option to acquire the Company pursuant to the 8/14/98 Agreement, and Buyer desires to purchase from the Company, and the Company desires to sell to Buyer substantially all of the assets used in the operation of the Company's business on the terms and subject to the conditions hereinafter set forth in this Agreement; and

       H. In connection with its purchase of such assets from the Company, Buyer desires to assume certain of the liabilities and obligations of the Company, and GVG, as the Buyer's parent, desires to provide the Company comfort that it will provide Buyer with the financial means necessary to pay the Purchase Price and to support such assumption and performance of liabilities and obligations, all as more specifically set forth herein.

                                    AGREEMENT

       NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

       1.1 DEFINITIONS. In this Agreement, the following terms have the meanings specified or referred to in this SECTION 1.1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

           "AA" means Arthur Andersen, LLP, Buyer's independent accountants.

           "AA REVIEWED BALANCE SHEETS" has the meaning set forth in SECTION 2.9 below.

           "AA REVIEWED 3/31/98 BALANCE SHEET" has the meaning set forth in
SECTION 2.9 below.

           "AA REVIEWED CLOSING DATE BALANCE SHEET" has the meaning set forth in
SECTION 2.9 below.

           "AA REVIEWED FINANCIAL STATEMENTS" has the meaning set forth in
SECTION 2.9 below.

           "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person; provided, however, that for purposes of this Agreement, the term "Affiliate" when used in connection with the Company or Miller shall include, without limitation, each of the entities comprising the Trase Miller Group.

           "ACQUISITION PROPOSAL" has the meaning specified in SECTION 5.4(d).

           "AMENDED 8/14/98 AGREEMENT" has the meaning specified in RECITAL D.

           "AMENDED MIS SERVICES AGREEMENT" has the meaning specified in RECITAL D.

           "ARC" means Airlines Reporting Corporation.

           "ASSIGNMENT AND ASSUMPTION AGREEMENT" means the General Assignment, Bill of Sale and Assumption Agreement to be executed by the parties on the Closing Date in substantially the form of EXHIBIT A.

           "ASSIGNMENT OF TRADEMARKS" means the Assignment of Trademarks to be executed by the Company on the Closing Date and to be filed in the patent and trademark office in substantially the form of EXHIBIT A-1.

           "ASSUMED LIABILITIES" has the meaning specified in SECTION 2.2.

           "BUSINESS" means the Company's and/or Old MTI's ownership, operation, maintenance and development of management and other information systems (including, without limitation the System) that manage, support and service wholesale package tour operator (and other supporting or related data processing center) services, processes, capabilities, functions and operations, including, without limitation, the services currently covered by the Amended MIS Services Agreement or provided to any other Person by the Company, and/or the ownership, operation maintenance and development of information systems that manage, support and service the business, operations and assets transferred to New MTI under the Purchase Agreement. The term "Business" shall also be deemed to include any services which are incidental to the Business, including, without limitation, any consulting services (including contract programming) which are incidental to the Business and the managing and maintenance of (i) service bureaus pursuant to which such services are provided to third parties, (ii) the development or provisions of interface protocols internal and external to any such information systems, including, without limitation, connections or linkages to any computer reservation system and (iii) Internet web sites providing access to any such systems, in each case provided by the Company to any Person (including Affiliates of the Company or Miller).

           "BUYER" has the meaning specified in the first paragraph of this Agreement.

           "CLOSING" means the closing of the transfer of the Purchased Assets and the Assumed Liabilities from the Company to Buyer.

           "CLOSING DATE" has the meaning specified in SECTION 2.7.

           "CODE" means the Internal Revenue Code of 1986, as amended.

           "COMPANY" has the meaning specified in the first paragraph of this Agreement.

           "CONFIDENTIAL INFORMATION" means (i) terms and provisions of this Agreement or the transactions to be consummated pursuant hereto, and (ii) confidential information and trade secrets of the Company, GVG, or Buyer including, without limitation, any of the same comprising the identity, lists or descriptions of any customers, suppliers, vendors, referral sources or organizations; financial statements, cost reports or other financial information (and any analyses or compilations thereof or reports thereon); contract terms or proposals, or bidding information; business plans and training and operations methods and manuals; personnel records; fee structure; computer software; and management systems, policies or procedures, including related forms and manuals. Confidential Information shall not include any information (i) which is disclosed pursuant to subpoena or other legal process, (ii) which has been publicly disclosed by means other than by a breach of a confidentiality agreement, or (iii) which is subsequently disclosed by any third party not in breach of a confidentiality agreement.

           "CONTRACTS" has the meaning specified in SECTION 3.12.

           "COURT ORDER" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

           "CUSTOM PROGRAMS" has the meaning set forth in the definition of Software.

           "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached to this Agreement pursuant to which exceptions to Miller's and the Company's specific representations and warranties set forth in ARTICLE III and other applicable provisions (and listed on a Section-by-Section basis) are disclosed to Buyer pursuant to said ARTICLE III.

           "DOCUMENTATION" means, with respect to the System and all Software, copies of source code, computer programs, all Software documentation, all user and training manuals, program "help" files and any other materials supplied or developed by the Company for use with the System or the Software or with any newly developed versions, "Releases," modifications or amendments thereof.

           "EBIT" shall mean the earnings of the Company before interest expenses and taxes, as calculated in accordance with GAAP and consistent with past practices.

           "8/14/98 AGREEMENT" has the meaning specified in RECITAL D.

           "ENCUMBRANCE" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, restrictive covenant or other restrictions of any kind.

           "ENVIRONMENTAL AND OSHA OBLIGATIONS" has the meaning specified in
SECTION 3.12.

           "EQUITABLE EXCEPTIONS" shall have the meaning specified in SECTION
3.3.

           "EQUIPMENT" has the meaning specified in SECTION 2.1(d).

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

           "ESCROW AGENT" means The Bank of New York.

           "ESCROW AGREEMENT" means the Escrow Agreement to be executed by and among Miller, the Company, Buyer and the Escrow Agent in the form of EXHIBIT B.

           "ESCROW PERIOD" has the meaning specified in SECTION 2.8.

           "ESCROW SUM" has the meaning specified in SECTION 2.8.

           "ESCROW SUM REDUCTION" has the meaning specified in SECTION 2.8.

           "EXCLUDED LIABILITIES" has the meaning specified in SECTION 2.3.

           "FINANCIAL STATEMENTS" has the meaning specified in SECTION 3.7.

           "FUNDED INDEBTEDNESS" means all (i) indebtedness of the Company for borrowed money or other interest-bearing indebtedness; (ii) capital lease obligations of the Company; (iii) obligations of the Company to pay the deferred purchase or acquisition price for goods or services, other than trade accounts payable or accrued expenses in the ordinary course of business on no more than 90 day payment terms; (iv) indebtedness of others guaranteed by the Company or secured by an Encumbrance on the Company's property; and (v) indebtedness of the Company under extended credit terms of more than 30 days from vendors provided to the Company.

           "GAAP" shall mean generally accepted accounting principles, consistently applied by the Company in the preparation of its financial statements. As permitted by GAAP, research and development expenditures are expensed as incurred.

           "GOVERNMENTAL BODY" means any foreign, federal, state, local or other governmental authority or regulatory body, including ARC.

           "GOVERNMENTAL PERMITS" has meaning specified in SECTION 3.7.

           "GVG" has the meaning specified in the first paragraph of the Recitals.

           "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder.

           "IRS" means the Internal Revenue Service.

           "INDEMNIFIABLE COSTS" has the meaning specified in SECTION 8.1.

           "INDEMNIFIED PARTIES" has the meaning specified in SECTION 8.1.

           "INDEPENDENT ACCOUNTS" has the meaning specified in SECTION 2.9.

           "INTELLECTUAL PROPERTY" has the meaning specified in SECTION 2.1(j).

           "KNOWLEDGE" (whether or not capitalized) shall mean, in respect of the Company, actual knowledge (after reasonable inquiry) of Miller and the following officers of the Company: Messrs. Mark Rittmanic, Mark Wilson, Matt Hartzman, Steve Johnson, Tom Mikrut and Frank Silzer; in respect of Miller, "Knowledge" shall mean actual knowledge (after reasonable inquiry).

           "MATERIAL" (whether or not capitalized) shall, where appropriate in context of its use in making the representations and warranties set forth in
ARTICLE III, be deemed to mean an amount of money greater than $50,000.

           "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means a material adverse change or effect on the assets, properties, Business, operations, liabilities, financial condition or prospects of the Company and its subsidiaries, taken as a whole. In determining whether a "Material Adverse Change" or "Material Adverse Effect" has occurred in the context of the use of such terms in the Company's and Miller's representations and warranties set forth in ARTICLE III, such terms shall refer to the occurrence of any single event, or any series of related events, or set of related circumstances, which results or may result in a loss to the Company, taken as a whole, in excess of $50,000 per occurrence or $150,000 in the aggregate shall be conclusive.

           "MOST RECENT FINANCIAL STATEMENTS" has the meaning specified in
SECTION 3.4(a).

           "NET WORTH" means the Company's assets minus its liabilities, determined in accordance with GAAP.

           "NEW MTI" has the meaning specified in RECITAL A.

           "OLD MTI" has the meaning specified in RECITAL A.

           "OSHA" means the Occupational Safety and Health Act, 29 U.S.C. Sections 651 et seq., any amendment thereto, and any regulations promulgated thereunder.

           "PERMITTED EXCEPTION" means (a) liens for Taxes and other governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, or (c) other liens or imperfections on property which are not material in amount or do not materially detract from the value or the existing use of the property affected by such lien or imperfection.

           "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or Governmental Body.

           "PRELIMINARY 3/31/98 ACTUAL BALANCE SHEET" means the Company's unaudited balance sheet dated as of March 31, 1998, prepared in accordance with GAAP and on a consistent basis, attached hereto as EXHIBIT S (the first column).

           "PRELIMINARY 3/31/98 NET WORTH" means, with respect to the Preliminary 3/31/98 Pro Forma Balance Sheet, the difference between the Company's assets and liabilities, determined in accordance with GAAP.

           "PRELIMINARY 3/31/98 PRO FORMA BALANCE SHEET" means the Preliminary 3/31/98 Balance Sheet as adjusted by the Pro Forma Adjustments, such balance sheet attached hereto as the last column of EXHIBIT S.

           "PRELIMINARY CLOSING DATE BALANCE SHEET" has the meaning specified in
SECTION 2.9.

           "PRELIMINARY CLOSING DATE NET WORTH" has the meaning specified in
SECTION 2.10(b).

           "PRO FORMA ADJUSTMENTS" means the adjustments to the Preliminary 3/31/98 Actual Balance Sheet set forth in the second column of EXHIBIT S.

           "PURCHASE AGREEMENT" has the meaning specified in RECITAL A.

           "PURCHASE PRICE" has the meaning specified in SECTION 2.6.

           "PURCHASED ASSETS" has the meaning specified in SECTION 2.1.

           "REAL PROPERTY" has the meaning specified in SECTION 2.1(c).

           "REMAINING PURCHASE PRICE" has the meaning specified in SECTION
2.6(a).

           "REQUIREMENTS OF LAWS" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) or common law.

           "SHAREHOLDERS" means Miller, William Cowan, Sandra Klubeck and William J. Bowe.

           "SOFTWARE" means all of the computer software utilized by the Business in the System, whether by or for Old MTI, the Company or New MTI pursuant to the Amended MIS Services Agreement, including the Company's proprietary software and any licensed computer software ("TMS SOFTWARE") and any computer application or other software programs created or developed for New MTI or the Business by the Company, including, without limitation, additions or modifications which are intended to enhance or customize TMS Software specifically for the Company's exclusive use ("CUSTOM PROGRAMS"). For reference, the term "SOFTWARE" will be used to refer to both TMS Software and Custom Programs, and references to each of these terms shall be deemed to include the corresponding Documentation associated with each.

           "SYSTEM" means all of the Company's owned, leased and licensed hardware, software (including the Software) and communications facilities and resources owned or utilized by the Business, and all methods of interface between such items and third party hardware, software and communication facilities, in each case within the control or under the responsibility of the Company, as well as all updates, modifications, changes and substitutions made from time to time and which such hardware, software, communications facilities, resources and methods of interface allow the Company to, among other things, provide electronic distribution, on-line reservations processing and booking, ticketing, connectivity to SABRE, Apollo and Worldspan airline global distribution systems, cash management, accounting and related services. The "System" does not include any non-TMS computer reservation system, telecommunications, credit card software or other non-TMS software or system with which the Software interfaces, but does include all components developed by the Company to facilitate communications with third party hardware, software and communication facilities, including, without limitation, components developed to interface with the Internet.

           "TAX" or "TAXES" means any federal, state, local or foreign income, alternative or add-on minimum, gross income, gross receipts, windfall profits, severance or parachute, property, production, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, transfer, goods and services, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amounts imposed thereon by any Governmental Body.

           "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

           "TMS SOFTWARE' has the meaning set forth in the definition of Software.

           "TRANSITION SERVICES AGREEMENT" means the agreement, in substantially the form of EXHIBIT H, providing for the Company's ongoing provision until December 31, 1999 of services relating to payroll administration, insurance and employee benefits in place in respect of the Business or its employees, and such other matters as reflected therein, prior to the Closing.

           "TRASE MILLER GROUP" means the Company, Trase Miller Technologies, Inc. ("TMT"), Trase Miller Teleservices, Inc. ("TMTS"), and JFM, Inc.

           "YEAR 2000 COMPLIANT" shall mean any function, process, system or other device or item, which, regardless of the particular date, year, century or other chronological variable: (a) can accurately process date information (e.g., accept date input, provide date output and perform calculations and comparisons on dates and portions of dates); (b) which can function without interruption due to a change in date, ensuring that any results, data or information processed, generated or transmitted in connection therewith, shall be correct, valid and not adversely affected and, if applicable, (c) includes date data century recognition, calculations which accommodate same century and multi-century date values and formulae, as well as date data interfaces (to application and operating system software, as applicable) reflecting the correct date, year and century.

                                   ARTICLE II
                     AGREEMENT OF PURCHASE AND SALE; CLOSING

           2.1 PURCHASED ASSETS. On the terms and subject to the conditions and exceptions contained herein, the Company agrees to sell to Buyer and Buyer agrees to purchase from the Company at the Closing and on the Closing Date, free and clear of all Encumbrances, except for those permitted under SECTION 2.2 hereof, all of the Company's right, title and interest in and to all assets of the Business properly included in the Company's April 30, 1999 balance sheet for the Business, subject to changes in the ordinary course of business (and consistent with the Company's covenants in SECTION 5.4) from such date through the Closing Date, together with all other assets owned by the Company (collectively, the "PURCHASED ASSETS"). The Purchased Assets include, without limitation, the following as they exist on the Closing Date:

               (a) CASH AND CASH EQUIVALENTS. Cash and cash equivalents;

               (b) DEPOSITS AND ACCOUNTS RECEIVABLE. All accounts receivable and other deposits, advances and suppliers' or vendors' rebates and all other receivables of the Business and existing on the Closing Date, in the ordinary course of the operation of the Business; provided, however, that the Company's accounts receivable and notes receivable from Miller and JFM Enterprises, Inc., set forth under the item "Due from related parties" in the Preliminary Closing Date Balance Sheet are excluded from the Purchased Assets and the Company's accounts payable and notes payable to Miller and JFM Enterprises, Inc., set forth under the item "Due to related parties" in the Preliminary Closing Date Balance Sheet are Excluded Liabilities;

               (c) REAL PROPERTY. All leases of real property and interests, options or rights with respect to the Business identified as leased and described on EXHIBIT K attached hereto (collectively, the "REAL PROPERTY");

               (d) BUSINESS, EQUIPMENT AND SUPPLIES. All tangible personal property, equipment, supplies, furniture, leasehold improvements, including but not limited to, leases and subleases of personal property or equipment, all automobiles and other vehicles, computers and peripherals and all maintenance and other operating supplies and other miscellaneous tangible personal property of the Company used in the Business, whether or not located at or on the Real Property at the Closing Date and whether or not reflected on the April 30, 1999 balance sheet (collectively, the "EQUIPMENT");

               (e) CONTRACTS AND OTHER AGREEMENTS RELATING TO THE BUSINESS. All rights of the Company (or of the Company's Affiliates to the extent that such Affiliate's rights are used in the conduct or operation of the Business and Purchased Assets) as of the Closing Date under all (written or oral) contracts, agreements or arrangements used in the Business;

               (f) BOOKS, RECORDS, LISTS AND OTHER DATA. All files, books, records, invoices, accounts, surveys, customer lists and records, vendor and supplier lists, catalogs, price lists, marketing and advertising information, purchasing histories, profiles and materials, technical bulletins, books and records of account and other financial, vendor, customer and credit data, and all computer programs, software, hardware, firmware, tapes and other materials used to store, record or produce such data, owned or leased by the Company and used in the Business; provided, however, that with respect to items leased by the Company, only the Company's leasehold rights are conveyed hereby;

               (g) EMPLOYMENT AGREEMENTS AND EMPLOYEE RELATIONSHIPS. All rights of the Company under all non-compete and non-disclosure agreements.

               (h) LICENSES, PERMITS. Except for those which are listed in EXHIBIT L (under SECTION 3.7) as being not assignable by operation of the laws of the relevant Governmental Body (e.g., qualifications of the Company to do business as a foreign corporation in a given jurisdiction), all material federal, state, local and other governmental licenses, permits, approvals and authorizations that are used in the operation of the Business;

               (i) PREPAYMENTS. All security, utility or similar deposits or prepaid expenses of the Company used in the Business;

               (j) INTELLECTUAL PROPERTY. All (i) patents, patent applications, patent disclosures, inventions, processes, designs, formulae (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing (including without limitation Trase Miller Solutions, Inc. or TMS); (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) trade secrets, confidential information and know-how (including, but not limited to ideas, business and marketing plans, and customer vendor and supplier lists and related information); (vi) the System; (vii) Software; and (viii) Documentation, including without limitation the intellectual property listed on EXHIBIT M (collectively, the "INTELLECTUAL PROPERTY");

               (k) GENERAL INTANGIBLES. All general intangibles used by the Business including, without limitation, all goodwill as a going concern and any and all causes of action or claims of the Company against any third party; and

               (l) OTHER ASSETS. All other assets of the Company, whether or not reflected on the books or records of the Company or the Business.

           2.2 ASSUMED LIABILITIES. On the terms and subject to the conditions and exceptions contained herein, at Closing, the Company shall assign and delegate to Buyer, and Buyer shall assume and undertake to pay, defend, discharge and perform in full when due the liabilities of the Company (insofar as such liabilities relate to the Business and the Purchased Assets) properly included in the Company's April 30, 1999 balance sheet for the Business, subject to changes in the ordinary course of business from such date through the Closing Date, including, without limitation, all of the Company's obligations under the contracts included in the Purchased Assets pursuant to SECTION 2.1(e) and all of the Company's obligations arising after the Closing Date in the ordinary course of conducting the Business (subject to the Company's and Miller's indemnification obligations set forth in SECTION 8.1, and other than any Excluded Liabilities) (the "ASSUMED LIABILITIES"), and no others, pursuant to this Agreement and the Assignment and Assumption Agreement referred to in
SECTION 2.4.

           2.3 EXCLUDED LIABILITIES. Notwithstanding anything to the contrary contained in this Agreement, Buyer will not assume or be liable for and the Company will retain and remain responsible for all of the Company's debts, liabilities and obligations of any nature whatsoever, other than the Assumed Liabilities, whether accrued, absolute or contingent, whether known or unknown, whether due or to become due and whether related to the Business and the Purchased Assets or otherwise, and regardless of when asserted (the "EXCLUDED LIABILITIES"), including, without limitation, the following liabilities or obligations of the Company (none of which will constitute Assumed Liabilities):

               (a) LIABILITIES UNDER THIS AGREEMENT. All of the Company's liabilities or obligations under this Agreement or under any other agreement between the Company on the one hand and Buyer on the other hand entered into on or after the date of this Agreement;

               (b) TAXES. All liabilities and obligations of the Company for Taxes which are imposed on or measured by income, for any period, and all of the Company's liabilities or obligations with respect to any Taxes not specifically accrued on the April 30, 1999 balance sheet for the Business, subject to changes in the ordinary course of business from the date of such balance sheet through the Closing Date;

               (c) BREACH OF CONTRACT. All of the Company's liabilities or obligations arising out of or in connection with the breach of any contract or agreement included in the Purchased Assets, other than for such amounts as are adequately and properly reserved for in the April 30, 1999 balance sheet, subject to changes in the ordinary course of business from the date of such balance sheet through the Closing Date;

               (d) FEES. All of the Company's liabilities or obligations for expenses, Taxes or fees incident to or arising out of the negotiation, preparation, approval, or authorization of this Agreement or the consummation (or preparation for the consummation) of the transactions contemplated hereby, including all attorneys' and accountants' fees, brokerage fees, consultants' fees and finders' fees, and sales, bulk sales and transfer taxes that are the Company's responsibility hereunder;

               (e) EMPLOYEE PLANS. The Company's obligations and liabilities for the period up to and including the Closing Date which relate to any "employee welfare benefit plan" (as defined in SECTION 3.11(a)) or any "employee pension benefit plan" as defined in SECTION 3.11(b) (including unfunded pension plan liabilities and retiree health benefits);

               (f) INSURABLE LOSS. All of the Company's liabilities or obligations that are not otherwise Excluded Liabilities hereunder against which the Company is insured or otherwise contractually indemnified by a Person other than Buyer but only to the extent the Company receives the proceeds of such insurance or indemnification;

               (g) COBRA. Any liability or obligation under COBRA to any person covered by the Company's health plans;

               (h) FUNDED INDEBTEDNESS. Any liability or obligation for Funded Indebtedness (unless included in calculating the Preliminary Closing Date Net Worth) or any other liability or obligation of the Company that does not relate to, or arise from, the Business or the Purchased Assets including, but not limited to, the Company's accounts payable and notes payable to Miller and JFM Enterprises, Inc., set forth under the item "Due to related parties" in the Preliminary Closing Date Balance Sheet;

               (i) DISCONTINUED OPERATIONS. Any liability or obligation pertaining to any discontinued operation owned or operated by the Company and related to the Business as it was operated by the Company prior to the Closing Date; and

               (j) LITIGATION. Any and all claims and liabilities arising out of the bankruptcy of Service Marine Industries, Inc. or disclosed in SECTION 3.13 of the Disclosure Schedule.

           2.4 TITLE TO THE PURCHASED ASSETS; DOCUMENTS OF CONVEYANCE . At Closing, the Company shall convey all of its right, title and interest in and to the Business and the Purchased Assets to Buyer free and clear of all liabilities, obligations and Encumbrances, excepting only the Assumed Liabilities. Title to the Purchased Assets shall be conveyed pursuant to the Assignment and Assumption Agreement, the Assignment of Trademarks and by such other documents as are reasonably acceptable to counsel for the Company and counsel for Buyer in accordance with the terms hereof. Each of the parties hereto agrees to use its reasonable commercial efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable, whether before or after Closing, to ensure transfer of title to the Purchased Assets to Buyer occurs as contemplated hereunder; provided, however, that it is the intention of the parties that if it is determined post-Closing that a particular asset or liability should have been, but was not, properly transferred at Closing to the Buyer (as a Purchased Asset or an Assumed Liability), the parties will cooperate to transfer the subject asset or liability to the Buyer.

           2.5 [RESERVED].

           2.6 PURCHASE PRICE. The total purchase price for the Purchased Assets and the Assumed Liabilities shall be equal to $30,090,000 (the "PURCHASE PRICE"). The Purchase Price shall be allocated among the Purchased Assets as determined by Buyer. The Purchase Price shall be payable by Buyer as follows:

               (a) PURCHASE PRICE CREDITS. Prior to the Closing Date, Buyer has paid the Company the following payments which shall be credited to the Purchase
Price: (i) the $6,750,000 Up Front Option Payment, (ii) the $2,300,000 Option Extension Payment and (iii) the $5,000,000 Option Closing Extension Payment (as such terms are defined in the Amended 8/14/98 Agreement), in an aggregate amount of $14,050,000 and the Company and Miller hereby acknowledge receipt of the same. The remaining balance of the Purchase Price (the "REMAINING PURCHASE PRICE") shall be paid pursuant to paragraphs (b) through (c) of this SECTION 2.6.

               (b) INITIAL PAYMENT. $14,540,000, representing the Remaining Purchase Price less the escrow holdback required by SECTION 2.6(c) below, will be paid, at the direction of the Company, in cash by wire transfer of funds at the Closing to the Company's accounts.

               (c) ESCROW HOLDBACK. $1,500,000 of the Remaining Purchase Price will be paid in cash by wire transfer of funds at the Closing to the Escrow Agent to be held in escrow pursuant to SECTION 2.8 for satisfaction of the Company's and the Miller's indemnification obligations specified in SECTION 8.1.

           2.7 CLOSING. Subject to the terms of Article VII, the Closing of the purchase and sale of the Purchased Assets and the Assumed Liabilities contemplated by this Agreement shall take place at (i) 9:00 a.m., Eastern Time, at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W. in Washington, D.C. on June 1, 1999, with a preclosing on or before May 28, 1999 or (ii) on such other date and time as the parties shall agree (the "CLOSING DATE").

           2.8 ESCROW ARRANGEMENTS. Pursuant to the Escrow Agreement to be entered into among Miller, the Company, Buyer and the Escrow Agent, the portion of the Remaining Purchase Price specified in SECTION 2.6(c) shall be delivered to the Escrow Agent at Closing in immediately available funds. Such monies (which, together with all interest accrued thereon, is hereinafter referred to as the "ESCROW SUM") shall be held pursuant to the terms of the Escrow Agreement for payment from such Escrow Sum of the amounts, if any, owing by the Company and/or Miller to Buyer pursuant to the indemnification provisions of ARTICLE VIII below. At the conclusion of the period ending ten days after completion of the Post Closing AA Review and the resolution of any disputes therein pursuant to SECTION 2.9 below, the Escrow Sum shall be reduced to an amount equal to the sum of $1,000,000 in cash, plus the amount, if any, reserved, but not then paid or resolved, pursuant to claims made against the Escrow Sum by Buyer pursuant to the Escrow Agreement and this Agreement (such amount of reduction in the Escrow Sum being referred to as the "ESCROW SUM REDUCTION") and (ii) on April 17, 2000 (such period being referred to herein as the "ESCROW PERIOD"), such remaining portion of the Escrow Sum not theretofore claimed by or paid to Buyer in accordance with the terms of Escrow Agreement and this Agreement (together with any interest on such remaining portion of the Escrow Sum) shall be disbursed to the Company or Miller. The Company, Miller and Buyer agree that each will execute and deliver such reasonable instruments and documents as are furnished by any other party to enable such furnishing party to receive all disbursements pursuant to the Escrow Sum Reduction or at the expiration of the Escrow Period which the furnishing party is entitled under the provisions of the Escrow Agreement and this Agreement.

           2.9 POST-CLOSING AA REVEIW. Within 90 days following the Closing Date, Buyer shall cause AA to review the Preliminary 3/31/98 Pro Forma Balance Sheet and a preliminary balance sheet as of the Closing Date attached hereto as EXHIBIT T-1 (the "PRELIMINARY CLOSING DATE BALANCE SHEET") and AA shall deliver to Buyer and Miller within such time period a balance sheet for the Company as of March 31, 1998 reviewed by AA (the "AA REVIEWED 3/31/98 BALANCE SHEET"), a balance sheet of the Company as of the Closing Date reviewed by AA (the "AA REVIEWED CLOSING DATE BALANCE SHEET," together with the AA Reviewed 3/31/98 Balance Sheet, the "AA REVIEWED BALANCE SHEETS") and an income statement and a statement of cash flow reviewed by AA, each for the three months ended March 31, 1998, for the year ended December 31, 1998 and for the period beginning January 1, 1999 and ending on the Closing Date (such income statements and statements of cash flow, together with the AA Reviewed Balance Sheets, the "AA REVIEWED FINANCIAL STATEMENTS"). The AA Reviewed Financial Statements shall be prepared in accordance with GAAP. In the event a specific inclusion or exclusion made pursuant to SECTION 2.1(b) or SECTION 2.3(h) to any of the Company's financial statements results in the double counting of such item as an adjustment to the Purchase Price or misstates the Purchase Price because of such double counting, the parties hereby agree that AA shall perform their review to ensure that any such inclusion or exclusion is given affect only once. The cost of reviewing the AA Reviewed Financial Statements shall be paid by the Buyer. In the event that the Company disputes any items or assumptions or methodologies regarding the AA Reviewed Financial Statements within fifteen (15) business days after the Company's receipt thereof, and the parties fail to resolve such dispute within 15 business days thereafter, the parties shall jointly select and retain an independent "Big Five" accounting firm (the "INDEPENDENT ACCOUNTANTS") to review the disputed matter(s) on the AA Reviewed Financial Statements. The final determination of such disputed matter(s) by the Independent Accountants shall be reflected on the AA Reviewed Financial Statements, which shall be final and binding on the parties for all purposes. The cost of retaining the Independent Accountants shall be borne by the Company, except that the Buyer shall reimburse the Company for one-half the cost of the Independent Accountants in the event that such review results in at least a $100,000 upward adjustment to the Remaining Purchase Price pursuant to SECTION 2.10 below.

           2.10 POST-CLOSING NET WORTH ADJUSTMENT TO REMAINING PURCHASE PRICE. Following the Closing, the Remaining Purchase Price may be further adjusted based on changes to the Net Worth as a result of the March 31, 1998 and Closing Date Net Worth calculations reflected by the AA Reviewed Balance Sheets, as follows:

               (a) 3/31/98 BALANCE SHEET ADJUSTMENTS. In the event that the Net Worth shown on the AA Reviewed 3/31/98 Balance Sheet is greater than (or less than) $1,138,647, the Remaining Purchase Price shall be adjusted upward (or downward) by an amount equal to such difference.

               (b) CLOSING DATE BALANCE SHEET ADJUSTMENTS. In the event that the negative change in the Company's Net Worth from the AA Reviewed 3/31/98 Balance Sheet to the AA Reviewed Closing Date Balance Sheet is less than $11,066,892 (i.e., the negative change between the Company's Preliminary 3/31/98 Net Worth and its Net Worth calculated from the Preliminary Closing Date Balance Sheet (the "PRELIMINARY CLOSING DATE NET WORTH")), then the Remaining Purchase Price shall be adjusted downward by an amount equal to the difference between (i) $11,066,892 and (ii) the change in the Net Worth as determined from the AA Reviewed Balance Sheets.

               (c) PAYMENT OF ADJUSTMENTS. If there is a net positive adjustment to the Remaining Purchase Price pursuant to CLAUSES (a) and (b) above that exceeds $25,000, then the Buyer shall pay such amount to the Company or Miller in immediately available funds within ten (10) business days of delivery of the AA Reviewed Financial Statements as finally determined in accordance with
SECTION 2.9. Conversely, if there is a net negative adjustment to the Remaining Purchase Price pursuant to CLAUSES (a) and (b) above that exceeds $25,000, then the Company and Miller shall pay such amount to the Buyer in accordance with the same terms.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                            OF THE COMPANY AND MILLER

           Except as set forth on the Disclosure Schedule attached hereto (which Disclosure Schedule contains a reasonably detailed description of each such exception and references the applicable representation so qualified), the Company and Miller jointly and severally represent and warrant to Buyer that:

           3.1 DUE ORGANIZATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to own and lease its properties and assets and to carry on the Business as now conducted and as proposed to be conducted through the Closing. Complete and correct copies of the Certificate of Incorporation and Bylaws of the Company, and all amendments thereto, have been delivered to Buyer and are attached hereto as EXHIBITS J-1 and J-2. The Company is qualified to do business only in the State of Illinois and there is no other jurisdiction in which the nature of the Business or the ownership of its properties requires such qualification, except where the failure to be so qualified does not and could not reasonably be expected to have a Material Adverse Effect.

           3.2 SUBSIDIARIES. The Company does not own, directly or indirectly, any capital stock or ownership interests in any Person, and the Shareholders do not own any capital stock or ownership interest in any other Person engaged in the Business. Other than as disclosed and allowed under SECTION 6.4 in respect of Miller, the Shareholders do not own any capital stock or ownership interest in any other Person engaged in a business that is competitive with the Business.

           3.3 DUE AUTHORIZATION. The Company and Miller have full power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of the Company. This Agreement has been duly and validly executed and delivered by the Company and Miller and constitutes the valid and binding obligations of the Company and Miller, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights and debtors' obligations generally, and legal limitations relating to remedies of specific performance and injunctive and other forms of equitable relief (the "EQUITABLE EXCEPTIONS"). The execution, delivery, and performance of this Agreement (as well as all other instruments, agreements, certificates, or other documents contemplated hereby) by the Company and Miller, do not (a) violate any Requirements of Laws or any Court Order of any Governmental Body applicable to the Company or any of the Shareholders, or their respective properties, (b) violate or conflict with, or permit the cancellation of, or constitute a default under, any material agreement to which the Company or Miller is a party, or by which any of them or any of their respective properties is bound, (c) permit the acceleration of the maturity of any material indebtedness of, or indebtedness secured by the property of, the Company or Miller, (d) violate or conflict with any provision of the charter or bylaws of the Company, or (e) except for filings, approvals or expiration of the applicable waiting periods under the HSR Act and such consents, approvals, or registrations as may be required under applicable state securities laws, require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Body or other third party.

           3.4 FINANCIAL STATEMENTS; FUNDED INDEBTEDNESS; LETTERS OF CREDIT; UNDISCLOSED LIABILITIES.

               (a) FINANCIAL STATEMENTS. The following financial statements of the Company (or of its predecessor) have been delivered to Buyer by the Company: balance sheets of the Company as of December 31, 1996, December 31, 1997 and December 31,1998, and statements of income of the Company (or of its predecessor) for the fiscal years ended December 31, 1996, December 31, 1997, and December 31, 1998 (collectively, the "FINANCIAL STATEMENTS"), which financial statements are included as supplementary combining items in the audited combined financial statements for the Trase Miller Group. The Financial Statements, including the Financial Statements as of and for the year ended December 31, 1998 (the "MOST RECENT FINANCIAL STATEMENTS"), have been prepared in accordance with GAAP. The Financial Statements (including the notes to the financial statement to which the Financial Statements are a part) have been prepared on a consistent basis throughout the periods indicated and fairly present the financial position, results of operations and changes in financial position of the Company as of the indicated dates and for the indicated periods and are consistent with the books and records of the Company (which books and records are correct and complete). Any intercompany allocations made among the members of the Trase Miller Group which are reflected in the Financial Statements of the Company are accurate and sustainable. Since the date of the last of such Financial Statements, the Company has no material liabilities required by GAAP to be reflected on the Company's balance sheet or notes thereto that are not so reflected in the Financial Statements, nor any other obligations (whether absolute, contingent, or otherwise) that are (individually or in the aggregate) material (in amount or to the conduct of the Business); and neither the Company nor Miller has Knowledge of any basis for the assertion of any such liability or obligation. Since December 31, 1998, the Company has not suffered a Material Adverse Change.

               (b) FUNDED INDEBTEDNESS. The Company does not have any Funded Indebtedness.

               (c) LETTERS OF CREDIT. The Company has no letters of credit, performance bonds or similar instruments issued on or for its account or for the benefit of any of its vendors or otherwise.

               (d) UNDISCLOSED LIABILITIES. The Company does not have any material liabilities (whether absolute, accrued, contingent or otherwise), of a nature required by GAAP to be reflected on a balance sheet or disclosed in the notes thereto, except such liabilities which are accrued or reserved against in the Most Recent Financial Statements or disclosed in the notes thereto, including without limitation, any accounts payable or service liabilities of the Company.

           3.5 CERTAIN ACTIONS. Since December 31, 1998, the Company has not, except as disclosed on any of the Financial Statements or notes thereto: (a) paid or declared any dividends or distributions, or purchased, redeemed, acquired, or retired any stock or indebtedness from any Shareholder; (b) made or agreed to make any loans or advances or guaranteed or agreed to guarantee any loans or advances to any Person whatsoever; (c) suffered or permitted any Encumbrance to arise or be granted or created against or upon any of its assets, real or personal, tangible or intangible; (d) canceled, waived, or released or agreed to cancel, waive, or release any of its debts, rights, or claims against third parties in excess of $25,000 individually or $100,000 in the aggregate;
(e) sold, assigned, pledged, mortgaged, or otherwise transferred, or suffered any material damage, destruction, or loss (whether or not covered by insurance) to, any assets (except in the ordinary course of the Business); (f) amended its charter or bylaws; (g) paid or made a commitment to pay any severance or termination payment to any employee or consultant; (h) made any material change in its method of management, operation, ordinary course payments of accounts payable and other similar liabilities, accounting or reporting income or deductions for tax purposes; (i) made any material acquisitions, capital expenditures, including, without limitation, replacements of equipment in the ordinary course of the Business, or entered into commitments therefor, except for capital expenditures or commitments therefor which do not, in the aggregate, exceed $25,000 individually or $100,000 in the aggregate; (j) made any investment or commitment therefor in any Person; (k) made any payment or contracted for the payment of any bonus or other compensation or personal expenses, other than (A) wages and salaries and business expenses paid in the ordinary course of the Business, and (B) wage and salary adjustments made in the ordinary course of the Business for employees who are not officers, directors, or stockholders of the Company; (l) made, amended, or entered into any written employment contract or created or made any material change in any bonus, stock option, pension, retirement, profit sharing or other employee benefit plan or arrangement; (m) made or entered into any vendor, supply, sales, distribution, franchise or agency agreement which involves annual consideration (or commissions) in excess of $25,000; (n) made or entered into any agreement granting any Person any registration or offer rights in respect of the Company's capital stock; (o) entered into any non-competition agreement; (p) made or entered into any agreement or other arrangement with any officer, director, stockholder, employee or Affiliate of the Company; (q) materially amended, experienced a termination or received notice of actual or threatened termination or non-renewal of any material contract, agreement, lease, franchise or license to which the Company is a party that would or could reasonably be expected to have a Material Adverse Effect; or (r) entered into any other material transactions that would or could reasonably be expected to have a Material Adverse Effect except in the ordinary course of the Business. The Company shall have operated in the normal course of business during the period from December 31, 1998 through the Closing Date, pursuant to the Preliminary Closing Date Balance Sheet (attached as EXHIBIT T-1) and the accompanying income statement (attached as EXHIBIT T-2). In addition, to the Knowledge of the Company or Miller, the Company has operated the Business in accordance with the 1999 budget, except as otherwise authorized or directed by GVG, or disclosed to Buyer in SECTION 3.5 of the Disclosure Schedule.

           3.6 PROPERTIES. The Company owns no real property. Attached hereto as EXHIBIT K is a list containing a description of each leasehold interest in real property and each item of personal property utilized by the Company in the conduct of the Business having a book or fair market value in excess of $25,000 as of the date hereof. Except for Permitted Exceptions, such real and personal properties are free and clear of Encumbrances. Miller and the Company have delivered to Buyer true, complete and accurate copies of all real property leases and a lien search obtained from the counties where the Company conducts business and the Illinois Secretary of State office of all UCC liens of record against the Company's personal property in such jurisdictions. All of the properties and assets necessary for continued operation of the Business as currently conducted (including, without limitation, all books, records, computers and computer software and data processing systems) are owned, leased or licensed by the Company and are suitable for the purposes for which they are currently being used. The physical properties comprising the Purchased Assets, including the real properties leased by the Company, are in good operating condition and repair, normal wear and tear excepted, and are free from any defects of a material nature. Except for Permitted Exceptions, the Company has full and unrestricted legal and equitable title to all properties and assets which it owns. The operation of the properties and Business of the Company in the manner in which they are now and have been operated does not violate any zoning ordinances, municipal regulations, or other Requirements of Laws, except for any such violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except for Permitted Exceptions, no restrictive covenants, easements, rights-of-way, or regulations of record impair the uses of the properties of the Company for the purposes for which they are now operated.

All leases of real or personal property by the Company are legal, valid, binding, enforceable and in full force and effect and will remain legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the Closing, except for the Equitable Exceptions. All facilities leased by the Company have received all approvals of any Governmental Body (including Governmental Permits) required in connection with the operation thereof and have been operated and maintained in accordance with all Requirements of Laws.

           3.7 LICENSES AND PERMITS. Attached hereto as EXHIBIT L is a list of all licenses, certificates, privileges, immunities, approvals, franchises, authorizations and permits (herein collectively called "GOVERNMENTAL
PERMITS") held or applied for by the Company from any Governmental Body the absence of which could, individually or in the aggregate, have a Material Adverse Effect. The Company has complied in all material respects with the terms and conditions of all such Governmental Permits, and the Company has not received notification from any Governmental Body of violation of any such Governmental Permit or the Requirements of Laws governing the issuance or continued validity thereof. All of such Governmental Permits are valid and in full force and effect and are transferable to Buyer in accordance with the terms of this Agreement. No additional Governmental Permit is required from any Governmental Body thereof in connection with the transfer of the Purchased Assets to the Buyer and its conduct of the Business which Governmental Permit, if not obtained, would have a Material Adverse Effect. EXHIBIT L also identifies those licenses, certificates, privileges, immunities, approvals, franchises, authorizations and permits that are not assignable by operation of the laws of the relevant Governmental Body (e.g., qualifications of the Company to do business as a foreign corporation in a given jurisdiction).

           3.8 INTELLECTUAL PROPERTY.

        (a) OWNERSHIP. Attached hereto as EXHIBIT M is a list and brief description of all Intellectual Property owned or utilized by the Company. The Company has furnished Buyer with true, complete and accurate copies of (i) all of the Documentation pertaining to the System as it existed on the Closing Date and (ii) all material license agreements to which the Company is a party, either as licensor or licensee, with respect to any Intellectual Property. The Company has good title to or the right to use, and will convey good and marketable title to (or the right to use which the Company has), all the Intellectual Property necessary for the conduct of the Business, as presently conducted without the payment of any royalty or similar payment, and the Company is not infringing on any Intellectual Property rights of others, and neither the Company nor Miller are aware of any infringement by others of any such rights owned by the Company. All material licenses set forth on EXHIBIT M are valid and binding obligations of the Company, and to the Knowledge of the Company or Miller, the other parties thereto, and enforceable against the Company, and to the Knowledge of the Company or Miller, the other parties thereto in accordance with their respective terms, except for the Equitable Exceptions. The Company owns and possesses all right, title and interest in and to, or has the right to use pursuant to a valid license, all Intellectual Property necessary for the operation of the business of the Company as presently conducted. Notwithstanding anything to the contrary in the foregoing sentences of this SECTION 3.8, the Company and Miller make no representation as to the existence or extent of the Company's rights to any Intellectual Property (other than the Software, System and Documentation for the System) that is not a registered, pending or applied for, trademark, service mark, copyright or patent other than the representation that the Company has used such Intellectual Property without known conflict with the rights of others; in addition, the Company's rights to computer software licensed from third parties are limited by the applicable license agreements.

           (b) SYSTEM AND SOFTWARE PERFORMANCE. To the Knowledge of the Company or Miller, the System and Software including any System interfaces which are a part of the System, and the local area networks at the Real Property, and any wide area networks currently managed and maintained by the Company, perform, and will continue to perform, and conform in accordance with the Documentation, free of serious bugs or programming errors, and if operated by Buyer in accordance with the Company's practices and standards will continue to provide Buyer with the level of on-line system performance, reliability and response times as experienced by the Company during the ninety (90) day period prior to the date hereof. To the Knowledge of the Company or Miller, unless disclosed in SECTION 3.8(b) of the Disclosure Schedule, the System, the Software and such networks do not require any necessary development, modifications or repair, other than in the ordinary course of business. All programming of the Software and System was performed in a competent and professional manner by qualified personnel and in compliance with federal, state and local laws and regulations. All individual processors and components of the System are compatible with one another (to the extent such compatibility is intended in the current design of the System) and are compatible and provide necessary connectivity to provide the functions intended in the current design of the System with the Internet and the following third party global distribution systems: SABRE, Apollo, and Worldspan.

           (c) SYSTEM AND SOFTWARE CAPACITY. The System, Software and all networks on which the System and the Software operate are currently processing, and are expected to continue to process (if operated consistent with the Company's practices and standards), an average of 270,000 passengers per year providing end users an average response time of two (2) seconds or less. The System architecture, the Software, and all such networks are scaleable, to the Knowledge of the Company or Miller (i) after making the necessary increases in hardware, support personnel and related operating expenses in accordance with
Section 3.8(c) of the Disclosure Schedule based upon increased passenger volume set forth therein, to process the incremental increase in System passengers per year as disclosed on such Section 3.8(c) of the Disclosure Schedule and (ii) without any additions, modifications, enhancements or upgrades, or developments, to process an average of 320,000 passengers per year, in each case, without any significant degradation in average response time to the end user.

           (d) DOCUMENTATION. The source code included in the Documentation being transferred from the Company hereunder to the Buyer as part of the Purchased Assets is true, accurate and complete as of the Closing Date, and represents all the necessary source code required to conduct the Business as it is currently being conducted. The other items included in the Documentation being transferred from the Company hereunder to the Buyer as part of the Purchased Assets are accurate, and to the Knowledge of the Company and Miller complete, in all material respects as of the Closing Date, and represent all the necessary user and training manuals, computer programs, program "help" files and the like required to conduct the Business as it is currently being conducted. The Company has taken such actions as it has considered necessary or appropriate, in its good faith judgment, to document the System and the Software and their operations and the source code in order to efficiently conduct its service bureau business. The Documentation of or relating to the System and the Software has been written in a reasonably clear and professional manner so that they may be understood, modified and maintained in an efficient manner by reasonably competent programmers.

               (e) PRIOR TRANSFERS. Old MTI has transferred to the Company ownership of all of the Intellectual Property (including the System and the Software) previously owned by Old MTI and not previously transferred to or owned by the Company.

           3.9 COMPLIANCE WITH LAWS. The Company has (i) complied in all material respects with all Requirements of Laws, Governmental Permits and Court Orders applicable to the Business or the Company and has filed with the proper Governmental Bodies all statements and reports required by all Requirements of Laws, Governmental Permits and Court Orders to which the Company or any of its employees (because of their activities on behalf of the Company) are subject and
(ii) conducted the Business and is in compliance in all material respects with all federal, state and local energy, public utility, health, safety and environmental Requirements of Laws, Governmental Permits and Court Orders including the Clean Air Act, the Clean Water Act, the Solid Waste Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, OSHA, the Toxic Substances Control Act and any similar state, local or foreign laws (collectively "ENVIRONMENTAL AND OSHA OBLIGATIONS") and all other Governmental Body requirements, except where any such failure to comply or file would not, in the aggregate, have a Material Adverse Effect. No claim has been made by any Governmental Body (and, to the Knowledge of the Company and Miller, no such claim is anticipated) to the effect that the Business or the Company fails to comply, in any respect, with any Requirements of Laws, Governmental Permit or Environmental and OSHA Obligation or Court Order or that a Governmental Permit is necessary in respect thereto.

           3.10 INSURANCE. Attached hereto as EXHIBIT N is a list of all coverages for fire, liability, or other forms of insurance and all fidelity bonds held by or applicable to the Company. Copies of the binders for all such insurance policies have been delivered to Buyer. The insurance maintained by the Company immediately prior to the Closing Date was in Miller's judgment reasonably adequate for the Company's business and is consistent with levels of insurance carried by the Company in the past. To the Knowledge of the Company and Miller, no event relating to the Company has occurred that will result in
(i) cancellation of any such insurance coverages; (ii) a retroactive upward adjustment of premiums under any such insurance coverages; or (iii) any prospective upward adjustment in such premiums. The Company will cause, at Buyer's expense, all of such insurance coverages identified on EXHIBIT

N to remain in full force and effect in favor of the Buyer following the Closing in accordance with the terms of the Transition Services Agreement.

           3.11 EMPLOYEE BENEFIT PLANS

                (a) EMPLOYEE WELFARE BENEFIT PLANS. Other than as listed in EXHIBIT O, the Company does not maintain or contribute to any "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA. With respect to any plan listed in EXHIBIT O, (i) the plan is in material compliance with ERISA and all other applicable Requirements of Laws; (ii) the plan has been administered in accordance with its governing documents; (iii) neither the plan, nor any fiduciary with respect to the plan, has engaged in any "prohibited transaction" as defined in Section 406 of ERISA other than any transaction subject to a statutory or administrative exemption; (iv) except for the processing of routine claims in the ordinary course of administration, there is no material litigation, arbitration or disputed claim outstanding; and (v) all premiums due on any insurance contract through which the plan is funded have been paid.

                (b) EMPLOYEE PENSION BENEFIT PLANS. Other than as listed in EXHIBIT O, the Company does not maintain or contribute to any arrangement that is or may be an "employee pension benefit plan" relating to employees, as such term is defined in Section 3(2) of ERISA. With respect to any plan listed in EXHIBIT O: (i) the plan is qualified under Section 401(a) of the Code, and any trust through which the plan is funded meets the requirements to be exempt from federal income tax under Section 501(a) of the Code; (ii) the plan is in material compliance with ERISA and all other applicable Requirements of Laws;
(iii) the plan has been administered in accordance with its governing documents as modified by applicable law; (iv) the plan has not suffered an "accumulated funding deficiency" as defined in Section 412(a) of the Code; (v) the plan has not engaged in, nor has any fiduciary with respect to the plan engaged in, any "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code other than a transaction subject to statutory or administrative exemption; (vi) the plan has not been subject to a "reportable event" (as defined in Section 4043(b) of ERISA), the reporting of which has not been waived by regulation of the Pension Benefit Guaranty Corporation; (vii) no termination or partial termination of the plan has occurred within the meaning of Section 411(d)(3) of the Code; (viii) all contributions required to be made to the plan or under any applicable collective bargaining agreement have been made to or on behalf of the plan; (ix) there is no material litigation, arbitration or disputed claim outstanding; (x) all applicable premiums due to the Pension Benefit Guaranty Corporation for plan termination insurance have been paid in full on a timely basis; and (xi) a favorable determination letter from the IRS has been received by the Company with respect to such plan stating that such plan is so qualified; and there are no circumstances which would cause such plan to lose such qualified status.

                (c) EMPLOYMENT AND NON-TAX QUALIFIED DEFERRED COMPENSATION ARRANGEMENTS. The Company does not maintain or contribute to any retirement or deferred or incentive compensation or stock purchase, stock grant or stock option arrangement entered into between the Company and any current or former officer, consultant, director or employee of the Company that is not intended to be a tax qualified arrangement under
Section 401(a) of the Code.

           3.12 CONTRACTS AND AGREEMENTS. EXHIBIT P hereto contains a list and brief description of all written or oral contracts, commitments, leases (whether realty or personalty), and other agreements (other than the MIS Services Agreement, but including, without limitation, all promissory notes, loan agreements, and other evidences of indebtedness, guarantees, hedging agreements, off-balance sheet financing arrangements, indemnity agreements, vendor contracts, licenses to use software, marketing agreements, purchase orders, bids in process, shareholders' agreement, interface or similar agreements pertaining to various airline or other computer reservation systems or third party owned software) to which the Company is a party or by which the Company or its properties or the Business are bound pursuant to which the obligations thereunder of either party thereto are, or are contemplated as being, for any one contract $25,000 or greater, or any contract or agreement prohibiting the Company from freely engaging in any business or competing anywhere in the world (collectively, the "CONTRACTS"). The Company is not and, to the Knowledge of Miller and the Company, no other party thereto is in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by the Company) under any of the Contracts, and the Company has not waived any material right under any of the Contracts. All of the Contracts to which the Company is a party are legal, valid, binding, enforceable and are fully assignable to Buyer (unless otherwise disclosed on EXHIBIT P which EXHIBIT P also identifies those Contracts requiring third party consents in order to assign) and will remain in full force and effect and will remain legal, valid, binding, enforceable and in full force and effect on identical terms immediately after the Closing, except for the Equitable Exceptions. The Company has not guaranteed any obligations of any other Person. The Company has no present expectation or intention of not fully performing all of its obligations under any Contract, the Company has no Knowledge of any breach or anticipated breach by the other parties to any Contract and the Company has not received notice of actual or threatened termination or non-renewal of any Contract. The Company and Miller have provided Buyer true, complete and accurate copies of the Contracts in effect as of the Closing Date, and any amendments thereto.

           3.13 CLAIMS AND PROCEEDINGS. Except as disclosed in SECTION 3.13 of the Disclosure Schedule, there are no claims, actions, suits, proceedings, or investigations pending or, to the Knowledge of Miller or the Company, threatened against or affecting the Company, the Intellectual Property or any of its other properties or assets, at law or in equity, before or by any court, municipality or other Governmental Body. To the extent any are disclosed on the Disclosure Schedule, none of such claims, actions, suits, proceedings, or investigations, if adversely determined, will result in any material liability or loss to the Company or Buyer. The Company has not been and the Company is not now, subject to any Court Order, stipulation, or consent of or with any court or Governmental Body. No inquiry, action or proceeding has been instituted or, to the Knowledge and belief of Miller or the Company, threatened or asserted against any of the Shareholders or the Company to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof. To the Knowledge of the Company and Miller there is no basis for any such valid claim or action.

           3.14 TAXES

                (a) All Federal, foreign, state, county and local and other Taxes due from the Company on or before the Closing have been paid and all Tax Returns that are required to be filed by the Company on or before the date hereof have been filed within the time and in the manner provided by all Requirements of Laws, and all such Tax Returns are true and correct and accurately reflect the Tax liabilities of the Company other than the tax return for 1998 (for which an extension has been filed). No other Tax Returns of the Company are presently subject to an extension of the time to file. All Taxes, assessments, penalties, and interest of the Company that have become due pursuant to such Tax Returns or any assessments received have been paid or adequately accrued on the Company's Financial Statements. The provisions for Taxes reflected on the balance sheets contained in the Financial Statements and the April 30, 1999 balance sheet are adequate to cover all of the Company's Tax liabilities for the respective periods then ended and all prior periods. The Company has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes, and there are no pending or threatened claims, assessments, notices, proposals to assess, deficiencies, or audits with respect to any such Taxes of which Miller or the Company are aware. For Governmental Bodies with respect to which the Company does not file Tax Returns, no such Governmental Body has given the Company written notification that the Company is or may be subject to taxation by that Governmental Body. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, Shareholder, creditor, independent contractor or other party. There are no Tax liens on any of the property or assets of the Company.

                (b) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code and no transfer taxes, real estate transfer taxes or similar taxes will be imposed upon the transfer and sale of the Purchased Assets pursuant to this Agreement.

                (c) The Company has made a valid election under Section 1362 of the Code and any corresponding state or local provisions to be an S corporation within the meaning of Section 1361 of the Code for all taxable years (or portions thereof), and no such S election has been terminated (whether voluntarily, involuntarily or inadvertently, including, without limitation, by taking any action defined in Section 1362(d) of the Code) since such time.

           3.15 PERSONNEL. Attached hereto as EXHIBIT Q is a list of the names and annual rates of compensation of the directors and executive officers of the Company, and of the employees of the Company whose annual rates of compensation during the calendar year ended December 31, 1999 (including base salary, bonus and incentive pay) exceed (or by December 31, 1999 are expected to exceed) $50,000. EXHIBIT Q also summarizes the bonus, profit sharing, percentage compensation, company automobile, club membership, and other like benefits, if any, paid or payable to such directors, officers, and employees during the Company's calendar year ended December 31, 1998 and to the date hereof. EXHIBIT Q also contains a brief description of all material terms of employment agreements to which the Company is a party and all severance benefits that any director, officer or employee of the Company is or may be entitled to receive. The employee relations of the Company are generally good and there is no pending or, to the Knowledge of Miller and the Company, threatened labor dispute or union organization campaign. None of the employees of the Company is represented by any labor union or organization. The Company is in compliance in all material respects with all Requirements of Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practices. Neither the Company or Miller has been advised or otherwise has Knowledge that any employee will not agree to remain employed by the Buyer after the consummation of the transactions contemplated hereby. There is no unfair labor practice claim against the Company before the National Labor Relations Board, or any strike, dispute, slowdown, or stoppage pending or, to the Knowledge of the Company and Miller, threatened against or involving the Company, and none has previously occurred.

           3.16 BUSINESS RELATIONS. Neither the Company nor Miller has Knowledge that any licensor, consultant, customer or supplier engaged in doing business with the Company will cease to do business with the Buyer after the consummation of the transactions contemplated hereby in the same manner and at the same levels as previously conducted with the Company except for any reductions which do not result in a Material Adverse Change. Neither Miller nor the Company has received any notice of cancellation of or adverse modification to any Contract or any Material business arrangement between any Person and the Company nor is the Company or Miller aware of any facts that could lead them to believe that the Business will be subject to such a cancellation, of or such a modification to, of any such business arrangement.

           3.17 ACCOUNTS RECEIVABLE. All of the accounts, notes, and loans receivable that have been recorded on the books of the Company are bona fide and represent amounts validly due for goods sold or services rendered and all such amounts (net of any allowance for doubtful accounts as reflected in the Most Recent Financial Statements) will be collected in full within 180 days following the Closing Date. With respect to such accounts, notes and loans receivable, (i) all of such accounts, notes, and loans receivable are free and clear of any Encumbrances; (ii) no claims of offset have been asserted in writing against any of such accounts, notes, or loans receivable; and (iii) none of the obligors of such accounts, notes, or loans receivable has given written notice that it will or may refuse to pay the full amount or any portion thereof.

           3.18 BANK ACCOUNTS. Attached hereto as EXHIBIT R is a list of all banks or other financial institutions with which the Company has an account or maintains a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith.

           3.19 BROKERS. Neither the Company nor Miller has engaged, or caused to be incurred any liability to any finder, broker, or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

           3.20 AFFILIATED TRANSACTIONS. Except as disclosed on SECTION 3.20 of the Disclosure Schedule, no officer, director, Shareholder or Affiliate of the Company or any individual related by blood or marriage to any such Person, or any entity in which any such Person owns any beneficial interest, is a party to any agreement, contract, arrangement or commitment with the Company or engaged in any transaction with the Company or has any interest in any property used by the Company. No such officer, director, or Shareholder or any Affiliate of any such officer, director, or Shareholder, has any ownership interest in any competitor, supplier, or customer of the Company (other than ownership of securities of a publicly-held corporation of which such Person owns (in the case of Miller, pursuant to SECTION 6.4), or has real or contingent rights to own, less than one percent of any class of outstanding securities) or any property used in the operation of the Business.

           3.21 YEAR 2000. The System, based on the Company's pre-existing programs, is Year 2000 Compliant as of December 31, 1998 and all of New MTI's data files, again based on the Company's pre-existing programs, will be Year 2000 Compliant on the Closing Date. In respect of "off-the-shelf" or "shrinkwrap" (i.e., non-customized software utilized by the Business and/or included in the Software and the System), to the Knowledge of the Company and Miller such software is Year 2000 Compliant.

           3.22 INFORMATION FURNISHED. The Company and Miller have made available to Buyer true and correct copies of all material corporate records of the Company, all Contracts and all other material agreements, documents, and other items listed on the Exhibits and Disclosure Schedule to this Agreement or referred to in ARTICLE III of this Agreement, and neither this Agreement, the Disclosure Schedule hereto, nor any written information, instrument, or document delivered to Buyer pursuant to this Agreement contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein, as the case may be, not misleading.

           3.23 ARC COMPLIANCE. The Company maintains all of its ticketing stock utilized in the Business in full compliance with the safety standards required by ARC. None of the Company's ticketing stock utilized for the conduct of the Business has ever been lost or stolen and no claim has ever been made by any airline, hotel, tour operator or other travel vendor against the Company with respect to any lost or stolen ticket stock, except for such prior claims that would not individually or in the aggregate have a Material Adverse Effect.

                                   ARTICLE IV
                BUYER'S AND GVG'S REPRESENTATIONS AND WARRANTIES

           4.1 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to the Company and Miller as follows:

           (a) DUE ORGANIZATION. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby.

           (b) DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of Buyer and the Agreement has been duly and validly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms, except for the Equitable Exceptions. The execution, delivery, and performance of this Agreement (as well as all other instruments, agreements, certificates or other documents contemplated hereby) by Buyer, do not (a) violate any Requirements of Laws or Court Order of any Governmental Body applicable to Buyer or its property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under any agreement to which Buyer is a party or by which it or its property is bound, (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, Buyer, (d) violate or conflict with any provision of the charter or bylaws of Buyer, or (e) except for filings or appraisals under the HSR Act and such consents, approvals or registrations as may be required under applicable state securities laws, require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Body or other third party.

           (c) NO BROKERS. Buyer has not engaged, or caused to be incurred any liability for which the Company or Miller may be liable to any finder, broker or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

           4.2 GVG'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to the Company and Miller as follows:

           (a) DUE ORGANIZATION. GVG is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York and has full corporate power and authority to execute, deliver and perform this Agreement and to carry out its undertaking contemplated hereunder.

           (b) DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of GVG and the Agreement has been duly and validly executed and delivered by GVG and constitutes the valid and binding obligation of GVG, enforceable in accordance with its terms, except for the Equitable Exceptions. The execution, delivery, and performance of this Agreement (as well as all other instruments, agreements, certificates or other documents contemplated hereby) by GVG, do not (a) violate any Requirements of Laws or Court Order of any Governmental Body applicable to GVG or its property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under any agreement to which GVG is a party or by which it or its property is bound, (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, GVG, (d) violate or conflict with any provision of the charter or bylaws of GVG, or (e) except for filings or appraisals under the HSR Act and such consents, approvals or registrations as may be required under applicable state securities laws, require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Body or other third party.

           (c) NO BROKERS. GVG has not engaged, or caused to be incurred any liability for which the Company or Miller may be liable to any finder, broker or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

                                    ARTICLE V
                                    COVENANTS

           5.1 CONSENTS OF OTHERS. Prior to the Closing, the Company and Miller shall have obtained the written consent of any third party to all the Contracts listed on EXHIBIT P that require consent prior to the Closing and all other authorizations, consents and permits required of the Company and Miller to permit them to consummate the transactions contemplated by this Agreement. As promptly as practicable after the date hereof, Buyer, the Company and Miller shall make, or shall cause to be made, such filings as may be required pursuant to the HSR Act with respect to the consummation of the transactions contemplated by this Agreement.

           5.2 THE COMPANY'S EFFORTS. The Company and Miller shall use all reasonable efforts to cause all conditions for the Closing set forth in SECTION
7.1 to be met.

           5.3 POWERS OF ATTORNEY. The Company and any of the Shareholders shall cause the Company, and such Shareholder if applicable, to revoke and terminate at or prior to Closing all powers of attorney granted by the Company, other than those relating to service of process, qualification or pursuant to governmental regulatory or licensing agreements, or representation before the IRS or other Government Body.

           5.4 CONDUCT OF BUSINESS PENDING CLOSING. From the date of this Agreement to the Closing Date:

               (a) Except as otherwise contemplated by this Agreement, or as Buyer may otherwise consent to in writing, the Company and Miller shall conduct the Business only in the ordinary course and in accordance with the terms of the Amended MIS Services Agreement and shall not engage in any material activity or enter into any material transaction which would cause a breach of the representations and warranties contained in ARTICLE III.

               (b) Miller and the Company shall use their best efforts to cause the Business to preserve substantially intact its current business organization and present relationships with its customers, vendors, suppliers and employees and to maintain all of its insurance currently in effect.

               (c) Miller and the Company shall give prompt notice to Buyer of any notice of material default received by the Company or the Business subsequent to the date of this Agreement under any Contract or any Material Adverse Change occurring prior to the Closing Date in the operation of the Company or the Business.

               (d) Neither the Company nor Miller, nor any of their representatives, shall solicit, encourage or discuss any Acquisition Proposal (as hereinafter defined) or supply any non-public information concerning the Company or the Business or the Company's assets to any party other than Buyer or its representatives. As used herein, "ACQUISITION PROPOSAL" means any proposal other than the transactions herein contemplated, for (i) any merger or other business combination involving the Company or the Business, (ii) the acquisition of the Company or a material equity interest in the Company or a material portion of its assets, or (iii) the dissolution or liquidation of the Company.

           5.5 ACCESS TO RECORDS BEFORE CLOSING. Prior to the Closing Date, Miller and the Company agree that they will give, or cause to be given, to Buyer and its representatives, during normal business hours and at Buyer's expense, full and unrestricted access to the Company's personnel, officers, agents, employees, assets, properties, titles, contracts, corporate minute and other books, records, files and documents of the Company with respect to the Business (including financial, tax basis, budget projections, accountants' work papers and other information as Buyer may request) and to the Business' personnel, customers, suppliers and independent accountants, to allow Buyer to obtain such information as it shall desire, and to make copies of such information, to the extent reasonably necessary. Additionally, Miller and the Company will provide Buyer opportunities to meet with key employees of the Business, to visit facilities of the Business and to otherwise conduct due diligence in respect of the Company and the Business. All materials copied by Buyer shall be maintained in confidence by Buyer and returned to Miller and/or the Company, as appropriate, if the Closing of the transactions contemplated hereunder fails to occur.

                                   ARTICLE VI
                             POST-CLOSING COVENANTS

           6.1 GENERAL. In case at any time after the Closing any further action is legally necessary or reasonably desirable (as determined by Buyer and the Company) to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under ARTICLE VIII below). The Company acknowledges and agrees that from and after the Closing, Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company, that shall be maintained at the headquarters of the Company; provided, however, the Company shall be entitled to reasonable access to and to make copies of such books and records at their sole cost and expense and Buyer will maintain all of the same for a period of at least three (3) years after Closing. Thereafter, the Company will offer such documentation to Miller before disposal thereof.

           6.2 TRANSITION. For a period of three and one-half (3 1/2) years following Closing, neither the Company nor Miller will take any action (or cause any such action to be taken by another Person) that primarily is designed or intended to have the effect of discouraging any vendor, lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relations with the Buyer after the Closing it maintained with the Company prior to the Closing. For a period of three and one-half (3 1/2) years following Closing, the Company and Miller will refer all customer inquiries relating to the Business to the Buyer.

           6.3 CONFIDENTIALITY. The Company will treat and hold in confidence and not disclose all Confidential Information and refrain from using any of the Confidential Information except in connection with this Agreement or otherwise for the benefit of the Buyer for a period of three and one-half (3 1/2) years from the date of this Agreement, and deliver promptly to Buyer or destroy, at the written request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information that are in their possession or control except as otherwise permitted herein. In the event that the Company or Miller are requested or required (by oral question or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar legal proceeding) to disclose any Confidential Information, the Company or Miller, as the case may be, will notify Buyer promptly of the request or requirement.

           6.4 COVENANT NOT TO COMPETE. For and in consideration of the allocation of $100,000 of the Purchase Price paid to the Company by Buyer, the Company and Miller each covenant and agree, for a period of three and one-half (3 1/2) years from and after the Closing Date, that he, she or it will not, directly or indirectly, without the prior written consent of Buyer, for or on behalf of any Person or Affiliate:

               (a) engage in the business of developing or providing any information systems or services (similar to the Business, the Software or the System) to any travel-related business (other than (A) the operation by Trase Miller Technologies, Inc. of the call center for American Airlines Vacations or
(B) the operation by Trase Miller Teleservices, Inc., an Affiliate of the Company ("TMTS"), of call centers so long as TMTS does not offer services in competition with the business of GVG or the Company, as such businesses are currently being conducted), provided, however, that nothing in this SECTION 6.4 shall alter or affect Miller's rights or obligations to own an interest in Preview Travel, Inc., Adventure Media, Inc., or any affiliate or successor in interest to any of the foregoing, pursuant to SECTION 6.3(a)(i)of the Purchase Agreement, subject to the provision of SECTION 6.3(a)(iii) thereof (but such reaffirmation of Miller's rights shall not permit Miller or his Affiliates to develop or provide information systems or services similar to the Business, the Software or the System), it being agreed that SECTION 6.3(a)(ii) of the Purchase Agreement is hereby terminated and superseded by this SECTION 6.4;

               (b) hire, retain, or solicit the employment or services of employees, consultants or representatives of Buyer or any of its Affiliates for the purpose of causing them to leave the employment of Buyer or such Affiliates; or

               (c) take any action (or cause any such action to be taken by another Person) that primarily is designed or intended to have the effect of discouraging any vendor, lessor, licensor, customer, supplier, or other business associate of the Business from maintaining the same business relations with Buyer after the Closing as it maintained with the Company prior to the Closing;

provided, however, that Miller may own less than ten percent (10%) of the outstanding stock of any publicly-traded corporation and Miller shall not be deemed to be in a violation of this SECTION 6.4 solely by reason thereof.

           6.5 LITIGATION SUPPORT. In the event and for so long as any party is actively contesting or defending against any claim, suit, action or charge, complaint, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, circumstance, status, condition, activity, practice, occurrence, event, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other parties will cooperate and make available themselves or their personnel, as applicable, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense.

           6.6 ASSIGNMENT OF CONTRACTS.

               (a) GENERAL. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign or otherwise transfer any Contract or any other agreement used in the Business or any rights thereunder, if an attempted assignment or transfer thereof would constitute a breach thereof, would be ineffective or would violate any applicable law without the consent of a third party to such assignment or transfer. Until such consent or waiver has been obtained, Buyer shall make all reasonable efforts to perform in the Company's name all of the Company's obligations under any such contract or other agreement for which any such consent has not been obtained. The Company shall cooperate with Buyer in any reasonable arrangement designed to provide for Buyer all of the benefits, and to have Buyer assume the burdens, liabilities, obligations and expenses under all such Contracts or other agreements. At Buyer's request, the Company shall, at Buyer's sole cost and expense, take all reasonable efforts requested by Buyer to enforce, for the benefit of Buyer, any and all rights of the Company under any such Contract or other agreement not otherwise transferred pursuant to the provisions of this Agreement. The Company hereby authorizes Buyer to perform and Buyer hereby agrees to perform all of the Company's obligations after the Closing under all such Contracts or other agreements. The Company agrees to remit promptly to Buyer all collections or payments received by the Company in respect of all such Contracts or other agreements, and shall hold all such collections or payments for the benefit of, and promptly pay the same over to, Buyer; provided, however, that nothing herein shall create or provide any rights or benefits in or to third parties.

               (b) TRASE MILLER TELESERVICES, INC. The Company and Miller agree to cause Trase Miller Teleservices, Inc. ("TMTS") to maintain the same business relations with Buyer for one year after the Closing as it maintained with the Company prior to the Closing, including, but not limited to, causing TMTS to purchase from Buyer the same amount of services (measured in dollars) as it had purchased from the Company during the 12 month period ending on the Closing Date, adjusted, however, to reflect the fact that certain Company personnel who had previously been devoted to servicing the TMTS business were recently transferred to the employ of TMTS, which transfer will cause a concomitant reduction in the amount of Company services needed or paid for by TMTS going forward. If TMTS desires to terminate or modify its relationship with Buyer, the Company and Miller agree to cause TMTS to provide Buyer 90 days written notice of such termination or modification, which such notification may be given in advance, so long as the effective date of such termination or modification is on or after the expiration of the one year period referenced in the first sentence of this
SECTION 6.6(b). This SECTION 6.6(b) shall be binding on the parties hereto upon execution of this Agreement, although it is intended that at the request of either Miller, the Company or the Buyer, the parties shall prepare and enter into more definitive and detailed documentation.

           6.7 CHANGE OF NAME. The Company agrees to promptly change its name following the Closing to a name which does not contain the words "Trase Miller Solutions, Inc.," "TMS" or any variations thereof.

           6.8 AUDITS. Following the Closing, the Company and Miller shall cause the Company, at the Buyer's request and expense, to deliver, or cause to be delivered, to Buyer an unqualified and unmodified review report of AA on the balance sheets of the Company as of December 31, 1996, December 31, 1997 and December 31, 1998, and reviewed statements of operations and cash flows of the Company for the fiscal years then ended, which report shall be without limitation as to the scope of the review. Miller, in his respective capacity as President and director of the Company during such periods (if applicable), shall assist Buyer by providing all management letters, reports or representations reasonably requested by AA in connection with such reviews.

           6.9 RELATED TRANSACTIONS. It is the intention of the parties that the Company's and Miller's obligations under ARTICLE VIII of this Agreement (dealing with indemnification) supersede and replace the obligation of (i) Old MTI and Miller under ARTICLE VIII of the Purchase Agreement with respect to the representations and warranties contained in Section 3.24 of the Purchase Agreement (but only in respect of Seller's MIS Assets, as such term is defined therein) and (ii) the Company under the Amended MIS Services Agreement.

           6.10 ARC CONSENT. The Company, Miller and Buyer shall each use their reasonable best efforts to cooperate and to work together to obtain any and all consents required by ARC in connection with this Agreement and the transactions contemplated hereby.

           6.11 TAX SHARING ARRANGEMENT. The parties hereby agree that, to the extent any incremental tax benefit is realized from this transaction to Miller as a result of the gain on the sale being taxed at capital gain rates and the reduction in the Net Worth of the Company since March 31, 1998 (after taking into account ordinary deductions claimed by Miller from all his other income generating ventures and after accounting for all other deductions of the Company not paid for by the Buyer or GVG through the Net Worth adjustments) resulting in a reduction of taxes at ordinary income rates, any benefit resulting from the differential in rates shall result in a reduction of the Purchase Price and a refund to Buyer for one-half of such benefit. In order to determine the amount, if any, due to Buyer, Miller shall prepare a schedule upon the completion of his filing of his 1999 tax return (or, if Miller desires, a schedule at any time after February 1999 reflecting his best faith estimate) which reflects the benefit, if any, he has determined he received on his 1998 and/or 1999 tax returns as a result of this transaction. Such schedule shall be provided to Buyer and Buyer's accountants for review. Miller will provide reasonable support for the information on his schedule to substantiate his computation. Within 30 days of the receipt of the schedules and any requested supporting information, Buyer will approve such schedule or submit to Miller its revised schedule reflecting the amount due. Any amounts due shall be paid by Miller to Buyer within 30 days of receipt of such approval or submission. In the event the parties fail to agree on the appropriate amount due to Buyer, such claim shall be submitted to arbitration pursuant to SECTION 10.9 of this Agreement. If Miller provides a schedule of his estimated tax benefit, as provided herein, and such estimate is less than the actual benefit to Miller by an amount equal to, or greater than, $50,000, Miller hereby agrees to share in the excess actual benefit over the estimated benefit in the same manner as provided by this SECTION 6.11.

                                   ARTICLE VII
           CONDITIONS TO OBLIGATIONS OF PARTIES TO CONSUMMATE CLOSING

           7.1 CONDITIONS TO BUYER'S OBLIGATIONS. The obligation of Buyer under this Agreement to consummate the Closing is subject to the conditions that:

               (a) COVENANTS, REPRESENTATIONS AND WARRANTIES. The Company and Miller shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by each of them prior to or at the Closing Date. The representations and warranties of the Company and Miller set forth in this Agreement shall be accurate in all material respects at and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. In addition, Buyer shall have determined from its due diligence review of the Company that no Material Adverse Change or Material Adverse Effect shall have occurred in the financial condition, business, operations or prospects of the Company from those presented to Buyer prior to execution of this Agreement.

               (b) CONSENTS. All statutory requirements for the valid consummation by the Company and any of the Shareholders of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals, including expiration or early termination of all waiting periods under the HSR Act, if applicable, and those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation of the transactions contemplated hereby shall have been obtained in form and substance reasonably satisfactory to Buyer. All approvals of the Board of Directors of the Company and the Shareholders necessary for the consummation of this Agreement and the transactions contemplated hereby shall have been obtained. All consents or waivers of any third party to the Contracts shall have been obtained as necessary to consummate the transactions contemplated by this Agreement or to ensure that the Contracts continue in full force and effect following the Closing.

               (c) DISCHARGE OF INDEBTEDNESS AND LIENS. There being no Funded Indebtedness (other than capital leases) to retire, Miller and the Company shall have provided for the payment in full by the Company of all extended credit from vendors at the Closing (other than customary accounts payable outstanding on 90 day or less payment terms in accordance with past practices). Miller shall have also provided for the termination of all Encumbrances of record on the properties of the Company, except for Permitted Exceptions. All liens or UCC filings against the Purchased Assets shall have been terminated as of the Closing, except for liens securing capital leases.

               (d) TRANSFER TAXES. The Company shall have paid all transfer or gains taxes incurred in connection with this Agreement.

               (e) [RESERVED].

               (f) DOCUMENTS TO BE DELIVERED BY MILLER AND THE COMPANY. The following documents shall be delivered at the Closing by Miller and the Company:

                              (i) CONVEYANCE DOCUMENTS. Such instruments of
               sale, transfer, assignment, conveyance and delivery (including all vehicle titles), in form and substance reasonably satisfactory to counsel for Buyer (including, without limitation, the Assignment and Assumption Agreement and the Assignment of Trademarks, as are required in order to transfer to Buyer good and marketable title to the Purchased Assets, free and clear of all Encumbrances except as provided herein).

                              (ii) OPINION OF COUNSEL TO THE COMPANY AND MILLER.
               Buyer shall have received an opinion of Counsel to the Company and Miller, dated the Closing Date, in substantially the same form as the form of opinion that is EXHIBIT C hereto.

                              (iii) CERTIFICATES. Buyer shall have received (i)
               an officer's certificate and (ii) a secretary's certificate of the Company executed by officers of the Company and Miller, as appropriate, and dated the Closing Date, in substantially the same forms as the forms of certificates that are attached as EXHIBIT D-1 and EXHIBIT D-2, respectively, hereto.

                              (iv) ESCROW AGREEMENT. Miller shall have delivered
               to Buyer at the Closing the duly executed Escrow Agreement.

                              (v) TERMINATION OF EMPLOYMENT AGREEMENTS. The
               Company shall have provided evidence satisfactory to Buyer of the complete termination, without liability to the Company, of all employment agreements in existence prior to the Closing among the Company, on the one hand, and Miller or any other employees of the Company, on the other (other than any non-compete and non-disclosure agreements referenced in SECTION 2.1(g)).

                              (vi) COMPLIANCE AND NON DISCLOSURE AGREEMENTS. Mr.
               Mark Rittmanic shall have executed and delivered to the Company a compliance agreement, including customary noncompete and nonsolicitation provisions, in substantially the form of EXHIBIT
               E. Each of Messrs. Mark Wilson, Matt Hartzman and Steve Johnson shall have executed and delivered to the Company a nondisclosure agreement, each in substantially the form of EXHIBIT F.

                              (vii) UCC MATTERS. UCC termination statements and
               other applicable documentation necessary to release or terminate any Encumbrance or interest of any third party in any of the assets of the Company, except capital leases.

                              (viii) RELEASE. The Company and Miller shall have
               delivered to Buyer a release of liabilities related to the Purchased Assets, the Assumed Liabilities and the Business, except as expressly set forth in this Agreement, in substantially the form of EXHIBIT G hereto.

                              (ix) TRANSITION SERVICES AGREEMENT. The Company
               and Miller shall have executed and delivered a Transition Services Agreement substantially in the form of EXHIBIT H.

                              (x) CHANGE OF THE COMPANY'S NAME. Evidence, in the
               form of an amended Certificate of Incorporation for the Company that will be delivered to Buyer in form suitable for filing with the Delaware Secretary of State, indicating its change of name from Trase Miller Solutions, Inc.

                              (xi) WIRE INSTRUCTIONS. The Company shall have
               delivered wire instructions to the Buyer in substantially the form of EXHIBIT I.

               (g) SOURCE CODE. Prior to the Closing, the Company shall have provided Buyer true and complete copies of all source codes for the Software and the System as in operation as of the date thereof.

           7.2 CONDITIONS TO MILLER'S AND THE COMPANY'S OBLIGATIONS. The obligation of Miller and the Company under this Agreement to consummate the Closing is subject to the conditions that:

               (a) COVENANTS, REPRESENTATIONS AND WARRANTIES. Buyer shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by Buyer prior to or at the Closing and the representations and warranties of Buyer set forth in

ARTICLE IV hereof shall be accurate in all material respects, at and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date.

               (b) CONSENTS. All statutory requirements for the valid consummation by Buyer of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals, including expiration or early termination of all waiting periods under the HSR Act (if applicable) and those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation by Buyer of the transactions contemplated hereby shall have been obtained unless such failure shall not have a Material Adverse Effect on the Business.

               (c) ESCROW AGREEMENT. Buyer shall have delivered to Miller and the Company at the Closing the duly executed Escrow Agreement required pursuant to SECTION 2.8 hereof. Additionally, the Escrow Agent shall have received $1,500,000 referenced in SECTION 2.6(c).

               (d) ASSIGNMENT AND ASSUMPTION AGREEMENT. At the Closing Buyer shall execute and deliver the Assignment and Assumption Agreement.

               (e) RESOLUTIONS AND CONSENTS. At Closing, Buyer shall deliver the unanimous written consent of its board of directors authorizing the transactions contemplated hereunder, and GVG shall deliver a shareholder's consent to the consummation of the transactions contemplated hereunder.

               (f) PAYMENTS TO COMPANY . The Company shall have received at Closing the Remaining Purchase Price referenced in SECTION 2.6(b).

               (g) TRANSITION SERVICES AGREEMENT. Buyer shall have executed and delivered a Transition Services Agreement substantially in the form of EXHIBIT H.

           7.3 WAIVER. Buyer can waive satisfaction of any condition set forth in SECTION 7.1 and Miller can waive any condition set forth in SECTION 7.2.

                                  ARTICLE VIII
                                 INDEMNIFICATION

           8.1 INDEMNIFICATION OF BUYER. Except as provided in and subject to
SECTION 8.6, the Company and Miller agree on a joint and several basis as between the Company and Miller to indemnify and hold harmless Buyer and each officer, director and Affiliate of Buyer, including without limitation any successor of the Buyer (collectively, the "INDEMNIFIED PARTIES") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, the "INDEMNIFIABLE COSTS"), that any of the Indemnified Parties may sustain, or to which any of the Indemnified Parties may be subjected, arising out of (A) any misrepresentation, breach or default by the Company or Miller of or under any of the representations, warranties, covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith, (B) the assertion and final determination of any claim or liability against any of the Indemnified Parties by any Person based upon the facts that form the alleged basis for any claim or litigation to the extent that it should have been, but was not, reserved for in the Financial Statements and the April 30, 1999 balance sheet, in accordance with GAAP, (C) the Company's or Miller's tortuous acts or omissions to act prior to Closing for which the Company did not carry liability insurance for itself or Miller as the insured party sufficient to satisfy such claim or liability, whether or not such acts or omissions to act result in a breach or violation of any representation or warranty and (D) any Excluded Liabilities paid by Buyer.

           8.2 DEFENSE OF THIRD PARTY CLAIMS. If any legal proceeding shall be instituted, or any claim or demand made, by any third party against any Indemnified Party in respect of which the Company or Miller may be liable hereunder, such Indemnified Party shall give prompt written notice thereof to the Company or Miller and, except as otherwise provided in SECTION 8.4 below, the Company or Miller shall defend any litigation, action, suit, demand, or claim for which such Indemnified Party may seek indemnification with counsel satisfactory to the Company or Miller; provided, however, if in the reasonable judgment of Buyer, (i) such litigation, action, suit, demand or claim, or the resolution thereof, would have a Material Adverse Effect on Buyer or (ii) the Company or Miller shall have a conflict of interest in defending such action on Buyer's, the Company's or Miller's behalf, at Buyer's election, Buyer may defend itself, and in either of such instances the Company or Miller shall be liable for all expenses reasonably incurred in connection therewith (including, without limitation, settlement payments and reasonable attorney's and professional's fees and disbursements). If neither (i) nor (ii) are applicable but Buyer desires to participate in the defense of an action the Company or Miller are defending because in Buyer's reasonable judgment the outcome of such action could have an ongoing effect on Buyer, Buyer may participate but at its own expense. In the event the Company or Miller fails or refuses to defend any legal proceeding he, she or it is required to defend under this ARTICLE VIII within a reasonable length of time, the Indemnified Parties shall be entitled to assume the defense thereof, and the Company and Miller shall be liable to repay the Indemnified Parties for all expenses reasonably incurred in connection with said defense (including, without limitation, settlement payments and reasonable attorney's fees). If the Company or Miller shall not have the right to assume the defense of any litigation, action, suit, demand, or claim in any legal proceeding he, she or it is required to defend under this ARTICLE VIII, the Indemnified Parties shall have the absolute right, at the Company's and Miller's expense, to control the defense of and to settle, in its sole discretion and without the consent of the Company or Miller, such litigation, action, suit, demand, or claim, but the Company or Miller shall be entitled, at their own expense, to participate in such litigation, action, suit, demand, or claim. The party controlling any defense pursuant to this SECTION 8.2 shall deliver, or cause to be delivered to the other party, copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of any such litigation, action, suit, demand, or claim, and timely notices of any hearing or other court proceeding relating to such litigation, action, suit, demand, or claim.

           8.3 PROCEDURE FOR CLAIMS.

               (a) ESCROW CLAIMS. If any claim for indemnification is made by an Indemnified Party pursuant to this ARTICLE VIII prior to the expiration of the Escrow Period, such Indemnified Party shall first apply to the Escrow Agent for reimbursement of such claim in accordance with the provisions of the Escrow Agreement; provided, however, that the Escrow Sum is not intended to be an exclusive remedy in the event Buyer has indemnification claims hereunder which exceed such amount.

               (b) OTHER CLAIMS. If pursuant to this ARTICLE VIII any claim for indemnification is made by an Indemnified Party after the expiration of the Escrow Period, other than claims of third parties which are governed by SECTION
8.2 hereof, the Indemnified Party (the "CLAIMANT"), shall send written notice to the other Person (by certified mail, return receipt requested or by personal service as provided in SECTION 10.2 hereof) setting forth in reasonable detail a description of the facts upon which the claim is based and a reasonable estimate of the amount of the claim (a "CLAIM", with the notice thereof referred to as the "CLAIM NOTICE"). The Person against whom the Claim is brought (the "RESPONDENT") shall have fifteen (15) calendar days from receipt of the Claim Notice to respond to such Claim. Such response shall be in writing and shall (i) set forth in reasonable detail the Respondent's objection to the Claim and the basis for such objection, or (ii) the efforts undertaken or to be undertaken by the Respondent to cure the Claim. In the event the Respondent fails to respond to the Claim Notice in the manner set forth above within such 15-day period, the Respondent shall be deemed to have conceded the Claim in full. In the event the parties are unable to resolve the Claim within thirty (30) calendar days from the date of receipt of the Claim Notice, the Claim shall be submitted to arbitration in accordance with SECTION 10.9 below.

               8.4 TAX AUDITS, ETC. In the event of an audit of a Tax Return of the Company with respect to which an Indemnified Party might be entitled to indemnification pursuant to this ARTICLE VIII (the parties hereby acknowledging that any liability for Taxes is specifically excluded from Assumed Liabilities pursuant to SECTION 2.3(b)), Buyer shall have the right to control any and all such audits that may result in the assessment of additional Taxes against the Buyer or the Purchased Assets and any and all subsequent proceedings in connection therewith, including appeals (subject to the prior written consent of the Company, which shall not unreasonably be withheld and subject to the right of the Company to have its accountants and attorneys consult with Buyer on such audits or procedures at the Company's expense). The Company and Miller shall cooperate fully in all matters relating to any such audit or other Tax proceeding (including according access to all records pertaining thereto), and will execute and file any and all consents, powers of attorney, and other documents as shall be reasonably necessary in connection therewith. If additional Taxes are payable by the Company or the Buyer as a result of any such audit or other proceeding, the Company and Miller shall be responsible for and shall promptly pay all Taxes, interest, and penalties for which any of the Indemnified Parties shall be entitled to indemnification.

               8.5 INDEMNIFICATION OF THE COMPANY AND MILLER.

               (a) BUYER'S INDEMNIFICATION. Buyer agrees to indemnify and hold harmless Miller and the Company and each officer, director or Affiliate of the Company, from and against any Indemnifiable Costs arising out of any misrepresentation, breach or default by Buyer of or under any of the covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith.

               (b) GVG'S INDEMNIFICATION. GVG agrees to indemnify and hold harmless Miller and the Company and each officer, director or Affiliate of the Company, from and against any Indemnifiable Costs arising out of any misrepresentation, breach or default by GVG of or under SECTION 4.2 and SECTION
10.14 of this Agreement.

           8.6 LIMITS ON INDEMNIFICATION. All Indemnifiable Costs sought by any party hereunder shall be net of any insurance proceeds received by such Person with respect to such claim (less the present value of any premium increases occurring as a result of such claim). Except for (i) any claims for breach of the representations, warranties and covenants of the Company and Miller under SECTIONS 3.11 or 3.14, hereof (for which indemnification claims must be made prior to the expiration of the applicable statute of limitations and if so made, such claims shall continue after such date until finally resolved), (ii) any claims for breach of the representations, warranties and covenants of the Company and Miller under SECTION 3.3 (for which indemnification claims must be made at any time after the Closing) or (iii) any claims for breach of the representations, warranties or covenants of the Company and Miller under ARTICLE VI (for which indemnification claims must be made prior to the expiration of the time periods contained therein), the right to make claims for indemnification provided under this ARTICLE VIII shall expire on the third anniversary of the Closing Date (except for claims made prior to such date which shall continue after such date until finally resolved). The Company and Miller shall not be obligated to pay any amounts for indemnification under this ARTICLE VIII until the aggregate indemnification obligation sought by Buyer hereunder exceeds $100,000, whereupon the Company and Miller shall be liable for all amounts for which indemnification may be sought. Buyer shall not be obligated to pay any amounts for indemnification under this ARTICLE VIII until the aggregate indemnification obligation sought by the Company or Miller hereunder exceeds $100,000, whereupon Buyer shall be liable for all amounts for which indemnification may be sought. For purposes of SECTIONS 8.1 or 8.5, any requirement in any representation or warranty that an event or fact be material or have a Material Adverse Effect, as appropriate, in order for such event or fact to constitute a misrepresentation or breach of such representation or warranty shall be ignored. Notwithstanding the foregoing, (i) in no event shall the aggregate liability of the Company and Miller to Buyer or Buyer to the Company and Miller exceed the Purchase Price and, (ii) in no event shall the aggregate liability of the Company or Miller to Buyer for a breach of SECTION
3.21 (Year 2000) exceed $2,500,000 (absent gross negligence or willful misconduct, in which case only the liability cap in subclause (i) above shall apply). However nothing in this ARTICLE VIII shall limit Buyer, the Company or Miller in exercising or securing any remedies provided by applicable statutory or common law with respect to the conduct of the Company, Miller or Buyer in connection with this Agreement or in the amount of damages that it can recover from the other in the event that Buyer successfully proves intentional fraud or intentional fraudulent conduct in connection with this Agreement. All Indemnifiable Costs paid by the Company or Miller shall be deemed to be a reduction of the Purchase Price paid by Buyer under this Agreement.

                                   ARTICLE IX
                                   TERMINATION

           9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

               (a) by the mutual written consent of the Company and Buyer;

               (b) in writing by Buyer, if the Company or Miller has breached in any material respect any representation, warranty or covenant contained in this Agreement, and in each case such breach has not been remedied within ten (10) business days after receipt of notice specifying such breach and demanding such breach to be remedied;

               (c) in writing by Miller and the Company, if Buyer has breached in any material respect any representation, warranty or covenant contained in this Agreement, and in each case such breach has not been remedied within ten
(10) business days after receipt of notice specifying such breach and demanding such breach to be remedied; or

               (d) in writing by either the Company and Miller, on the one hand, or Buyer, on the other hand, in the event the Closing has not occurred on or before 9:00 a.m. on June 30, 1999, unless the failure of such consummation or the failure to satisfy such condition, as applicable, shall be due to a breach of any representation or warranty made by the party or parties seeking to terminate this Agreement or the failure of such party or parties to comply in all material respects with the agreements and covenants contained herein to be performed by such party or parties.

           9.2 EFFECT OF TERMINATION. If the transactions contemplated by this Agreement are terminated pursuant to SECTION 9.1 by notice in writing to the non-terminating party or parties, this Agreement shall become void and of no further force and effect, except that such termination shall not relieve (i) any party from its covenants in respect of confidentiality contained in SECTION 6.3 and (ii) any party then in breach of any representation, warranty, covenant or agreement contained in this Agreement from liability in respect of such breach.

                                    ARTICLE X
                                  MISCELLANEOUS

           10.1 MODIFICATIONS; WAIVERS. Any amendment, change or modification of this Agreement shall be void unless in writing and signed by all parties hereto. No failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

           10.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, or 48 hours after deposited in the United States mail, first-class, postage prepaid, or the first business day following delivery to a commercial overnight courier or upon receipt of a confirmation of a facsimile addressed to the respective parties hereto as follows:

                           Buyer or GVG:

                                  Global Vacation Group, Inc.
                                  1420 New York Avenue, NW
                                  Suite 550
                                  Washington, D.C.  20005
                                  Attention:  Larry Gilbertson, General Counsel
                                  Tel No.:    (202) 347-1800
                                  Fax No.:    (202) 347-0710

                           With copies to:

                                  Hogan & Hartson L.L.P.
                                  Columbia Square
                                  Thirteenth Street, NW
                                  Washington, DC  20004-1109
                                  Attention:  Chris Hagan
                                              Hovey Kemp
                                  Fax No.:    (202) 637-5910
                                  Tel No.:    (202) 637-5600

                           The Company:

                                  Trase Miller Solutions, Inc.
                                  c/o JFM Enterprises
                                  1301 West 22nd Street
                                  Suite 1001
                                  Oak Brook, Illinois  60523
                                  Attention:  James F. Miller
                                  Fax No.:    (630) 990-6850
                                  Tel No.:    (630) 990-4555

                           With a copy to:

                                  Cowan & Associates
                                  180 North LaSalle Street
                                  Suite 1922

                                   Chicago, Illinois  60601
                                   Attention:   William H. Cowan
                                   Fax No.:     (312) 236-6252
                                   Tel No.:     (312) 853-4472

or to such other address as to any party hereto as such party shall designate by like notice to the other parties hereto.

           10.3 COUNTERPARTS; FACSIMILE TRANSMISSION. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument, and in making proof of this Agreement, it shall never be necessary to produce or account for more than one such counterpart. Signatures of a party to this Agreement or other documents executed in connection herewith which are sent to the other parties by facsimile transmission shall be binding as evidence of acceptance of the terms hereof or thereof by such signatory party, with originals to be circulated to the other parties in due course.

           10.4 EXPENSES. Each of the parties hereto will bear all costs, charges and expenses incurred by such party in connection with this Agreement and the consummation of the transactions contemplated herein, provided, however, that the Company and each of the Shareholders shall bear all costs and expenses of (i) any broker involved in this transaction on behalf of any of the Shareholders or the Company and (ii) all legal and other expenses of the Shareholders or the Company with respect to this Agreement and the transactions contemplated hereby.

           10.5 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company, Buyer and Miller, their heirs, representatives, successors, and permitted assigns, in accordance with the terms hereof. This Agreement shall not be assignable by the Company or Miller without the prior written consent of Buyer. This Agreement shall be assignable by Buyer to either (a) any lender providing financing to Buyer or its Affiliates or (b) an Affiliate of Buyer, in each case without the prior written consent of Miller or the Company, but any such assignment shall not relieve Buyer of its obligations hereunder. In addition, Buyer may assign any or all of its rights and obligations hereunder, without the consent of the Company or Miller following the Closing, in connection with any sale of all or substantially all of the assets, capital stock or business of Buyer or an Affiliate thereof (whether effected by sale, exchange, merger, consolidation or other transaction).

           10.6 ENTIRE AND SOLE AGREEMENT. This Agreement and the other schedules and agreements referred to herein, constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

           10.7 GOVERNING LAW. This Agreement and its validity, construction, enforcement, and interpretation shall be governed by the substantive laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

           10.8 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations, and warranties and the related indemnities made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing for a period of three
(3) years, provided, however, that (a) the representations and warranties contained in SECTIONS 3.11 and 3.14 of this Agreement, and the related indemnities, shall survive the Closing until the expiration of the applicable statutes of limitations, (b) the representations, warranties and covenants contained in SECTIONS 3.3 of this Agreement, and the related indemnities, shall survive the Closing indefinitely and not expire, (c) all covenants in ARTICLE VI that have an expiration date contained therein shall expire as of such date, and
(d) all other covenants in this Agreement that do not have an expiration date shall expire upon the expiration of the applicable statutes of limitations.

           10.9 DISPUTE RESOLUTION. ALL DISPUTES AMONG MILLER, THE COMPANY AND BUYER WITH RESPECT TO ANY PROVISION OF THIS AGREEMENT OR THE RIGHTS AND OBLIGATIONS OF MILLER, THE COMPANY AND BUYER HEREUNDER (OTHER THAN DISPUTES INVOLVING ALLEGATIONS OF INTENTIONAL FRAUD, DISPUTES ARISING UNDER SECTION 6.4 OF THIS AGREEMENT AND DISPUTES TO BE RESOLVED PURSUANT TO SECTION 2.9), THAT CANNOT BE RESOLVED BY MUTUAL AGREEMENT, WILL BE RESOLVED IN THE DISTRICT OF COLUMBIA BY BINDING ARBITRATION IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN THE DISTRICT OF COLUMBIA OR BY ANY OTHER MEANS OF ALTERNATIVE DISPUTE RESOLUTION MUTUALLY AGREED UPON BY THE PARTIES.

           10.10 INVALID PROVISIONS. If any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision and be legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

           10.11 PUBLIC ANNOUNCEMENTS. Neither the Shareholders nor the Company shall make any public announcement of the transactions contemplated hereby without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.

           10.12 REMEDIES CUMULATIVE. The remedies of the parties under this Agreement are cumulative and shall not exclude any other remedies to which any party may be lawfully entitled.

           10.13 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

           10.14 GVG SUPPORT. GVG agrees to provide Buyer with sufficient funds to pay for its obligations under this Agreement.







                      [THIS SPACE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, each of the parties hereto has caused this Asset Purchase Agreement to be duly executed as of the date and year first above written.

                                    BUYER:

                                    GVG/TMS ACQUISITION SUB, INC.


                                    By: /s/ Roger H. Ballou
                                        --------------------------------------
                                        Name: Roger H. Ballou
                                        Title: Chief Executive Officer

                                    THE COMPANY:

                                    TRASE MILLER SOLUTIONS, INC.


                                    By: /s/ James F. Miller
                                        --------------------------------------
                                        Name: James F. Miller
                                        Title: Chairman

                                    JAMES F. MILLER

                                    /s/ James F. Miller
                                    ------------------------------------------
                                    JAMES F. MILLER

AGREED AND ACKNOWLEDGED,
only with respect to SECTION 4.2, SECTION 8.5(b) and SECTION 10.14

GLOBAL VACATION GROUP, INC.


By: /s/ Roger H. Ballou
    ---------------------------
    Name:  Roger H. Ballou
    Title: Chairman and Chief Executive Office